Exhibit 2.4

EXECUTION VERSION

STENA AB (PUBL)

as Issuer,

and

DEUTSCHE TRUSTEE COMPANY LIMITED

as Trustee,

DEUTSCHE BANK AG, LONDON BRANCH

as Principal Paying Agent

and

DEUTSCHE BANK LUXEMBOURG, S.A.

as Registrar, Luxembourg Transfer and Paying Agent

Indenture

Dated as of February 8, 2007

€300,000,000

6.125% Senior Notes due 2017

i

v

EXHIBITS

Exhibit A	— Form of Global Note
Exhibit B	— Form of Definitive Note
Exhibit C	— Form of Transfer Certificate for Transfer from U.S. Global Note to International Global Note
Note:	This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

1

INDENTURE, dated as of February 8, 2007, among Stena AB (publ), a public company limited by shares incorporated under the laws of the Kingdom of Sweden (herein called the “Company”), having its principal office at Masthuggskajen, S-405 19 Gothenburg, Sweden, Deutsche Trustee Company Limited, organized and existing under the laws of England and Wales, as Trustee (herein called the “Trustee”), Deutsche Bank AG, London Branch, organized and existing under the laws of England and Wales, as Principal Paying Agent and Deutsche Bank Luxembourg S.A., organized and existing under the laws of the Grand Duchy of Luxembourg, as Registrar, Luxembourg Transfer and Principal Paying Agent.

RECITALS OF THE COMPANY

The Company has duly authorized the creation of an issue of its 6.125% Senior Notes due 2017 (the “Notes”) of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

All things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the holders (as defined below) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of the Notes, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

SECTION 1.1. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (whether or not such is indicated herein); and

(3) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Whenever there is mentioned in this Indenture, in any context, the payment of, or in respect of, Redemption Price, the principal of or any premium or interest on any Note or the net proceeds received on the sale or exchange of any Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Indenture.

“Act,” when used with respect to any holder, has the meaning specified in Section 1.4.

“Additional Amounts” has the meaning specified in Section 10.1.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” shall have the meaning set forth in Section 2.7(g).

“Agents” means each of the Principal Paying Agent and the Luxembourg Transfer and Paying Agent.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

“Bankruptcy Law” means, with respect to any Person, any bankruptcy, insolvency or other similar statute, regulation or provision of any jurisdiction in which such Person is organized or is conducting business.

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Company to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, Stockholm, London or Luxembourg are authorized or required by law to close and also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for settlement of payments in euros.

“Capital Markets Indebtedness” means bonds, notes, debentures or other securities representing Indebtedness for borrowed money that is held by Persons other than the Company or a Restricted Subsidiary and is, as of its date of issue, of the kind customarily quoted, listed or ordinarily dealt in or traded on any stock exchange, over-the-counter or other generally recognized securities market (whether or not initially distributed by way of a private placement)

and Guarantees of such Indebtedness but, for the avoidance of doubt, excluding any Indebtedness that, as determined in the reasonable judgment of the Board of Directors of the Company, is in the nature of a loan from a bank or other lender, whether or not such Indebtedness is traded, singly or in combination with other Indebtedness, in a market.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” of any Person means (i) the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which is, or is required to be, classified and accounted for as a capitalized lease or a liability on the face of a balance sheet of such Person in accordance with GAAP or (ii) the obligation to pay interest, principal, rent or other payment amounts under a financing arrangement pursuant to a Sale and Leaseback Transaction of real or personal property of such Person which is, or is required to be, classified and accounted for as a “Financing” or “Financing obligation-sale leaseback” or other liability on the face of a balance sheet of such Person in accordance with GAAP. The Stated Maturity of any such obligation or arrangement shall be the date of the last scheduled payment of rent or any other amount due under such lease or financing arrangement prior to the first date upon which such lease or financing arrangement may be terminated by the lessee or obligor without payment of a penalty.

“Change in Tax Law” has the meaning specified in Section 3.1.

“Change of Control” means each and every issue, sale or other disposition of shares of Capital Stock of the Company (including, without limitation, pursuant to a merger or consolidation permitted under this Indenture) which results in any “Person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than (A) the Permitted Shareholder Group or (B) a Person or group of related Persons which, at the time of such sale or disposition, consists of or is under the general control and direction of the Permitted Shareholder Group or any member or members thereof) beneficially owning or controlling, directly or indirectly, more than 50% (by number of votes) of the Voting Stock of the Company.

“Clearing Agency” means one or more of Euroclear, Clearstream, or the successor of either of them, in each case acting directly, or through a custodian, nominee or depository.

“Clearstream” means Clearstream Banking, sociètè anonyme.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Depositary” means Deutsche Bank AG, London Branch or any successor thereto.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer or its Chief Financial Officer (or any other officer identified by any of the foregoing officers in an Officers’ Certificate to be an executive officer of the Company) and by its Controller or its Financial Manager, and delivered to the Trustee.

“Consolidated Cash Flow” of any Person means for any period (i)(a) the Consolidated Operating Income for such period increased by the sum of (without duplication) (x) dividends or other distributions actually paid in cash or cash equivalents to such Person by any other Person who is not a Subsidiary of such Person, but only to the extent such dividends or other distributions are paid in respect of securities classified under “investments in affiliated companies” on the balance sheet of such Person, plus (y) consolidated interest income earned by such Person during such period plus (z) to the extent deducted from consolidated revenues in determining Consolidated Operating Income for such period and without duplication, consolidated depreciation and amortization expenses included in the income statement of such Person for such period and other consolidated non-cash charges included in the income statement of such Person for such period, minus (b) the aggregate gain on the disposition of a Vessel or Vessels included in Consolidated Operating Income for such period, plus (ii) the aggregate gain on the disposition of a Vessel or Vessels for such period, but only to the extent such amount does not exceed 25% of the amount calculated pursuant to clause (i) above.

“Consolidated Coverage Ratio” of any Person means as of any date of determination the ratio of (i) Consolidated Cash Flow of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (ii) the sum of (a) Consolidated Interest Expense of such Person for such period, plus (b) the annual interest expense (including the amortization of debt discount) with respect to any Indebtedness proposed to be Incurred by such Person or its Subsidiaries, plus (c) the annual interest expense, (including the amortization of debt discount) with respect to any other Indebtedness Incurred by such Person or its Subsidiaries since the end of such period to the extent not included in clause (ii)(a) minus (d) Consolidated Interest Expense of such Person to the extent included in clause (ii)(a) with respect to any Indebtedness that will no longer be outstanding as a result of the Incurrence of the Indebtedness proposed to be Incurred; provided that in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period; and provided further that, in the event such Person or its Subsidiaries has made dispositions of assets or acquisitions of assets not in the ordinary course of business or of any Vessel (including acquisitions of other Persons or Vessels by merger, consolidation or purchase of Capital Stock) during or after such period, such computation shall be made on a pro forma basis as if the dispositions or acquisitions had taken place on the first day of such period. In the case of the Post-Delivery Financing of a Vessel or Vessels (or the financing of the acquisition of a Single-Purpose Vessel-Owning Subsidiary) by the Company or any of its Subsidiaries, the computation of Consolidated Cash Flow for purposes of calculating the Consolidated Coverage Ratio shall be increased by (x) the pro forma annual earnings (losses) for such period pursuant to any binding charter, lease or like arrangement which will be applicable to any such Vessel (including a Vessel owned by any such Single-Purpose Vessel-Owning Subsidiary) for at least one year after the date of delivery of such Vessel to the Company or any of its Subsidiaries or (y) with respect to any such Vessel not subject to such an arrangement, the earnings (losses) for such period of the most comparable Vessel of the Company or any of its Subsidiaries (as determined in the reasonable judgment of the Board of Directors of the Company), or, if the Company or any of its Subsidiaries do not have a comparable Vessel, based on industry average earnings for comparable Vessels (as determined in the reasonable judgment of the Board of Directors of the Company) during such period. For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company.

“Consolidated Interest Expense” for any Person means for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of such Person for such period calculated on a consolidated basis in accordance with GAAP, including, without limitation or duplication (or, to the extent not so included, with the addition of): (i) the amortization of debt discounts; (ii) any commissions, discounts and other fees and charges with respect to letters of credit, bankers’ acceptances, payment guarantees or similar facilities; (iii) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements; (iv) Preferred Stock dividends declared and payable in cash; (v) the interest portion of Capitalized Lease Obligations and other deferred payment obligations; (vi) interest actually paid in respect of any Guarantee of Indebtedness or other obligation of any other Person (other than a consolidated Subsidiary of such Person); and (vii) all non-cash interest payments.

“Consolidated Operating Income” of any Person means for any period the income from operations of such Person for such period determined on a consolidated basis in accordance with GAAP, less gains on the disposition of a Vessel or Vessels pursuant to a deferred payment obligation (whether by way of a promissory note or installment receivable or otherwise), plus the portion of such gain allocable to such period (based on the life of such deferred payment obligation) to the extent payments in respect of such deferred payment obligation are actually received by such Person during such period.

“Consolidation” or “consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term “Consolidated” or “consolidated” shall have a similar meaning. With respect to the Company or any of its Subsidiaries, the accounts of any Unrestricted Subsidiary shall not be included in any such consolidation, even if the inclusion of such accounts would be required by GAAP.

“Construction Financing” means Indebtedness Incurred by the Company or any Subsidiary of the Company to finance any progress or other similar payments required prior to the delivery of the subject Vessel or Vessels under any Vessel Construction Contract.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at Winchester House, 1 Great Winchester Street, London EC2N 2DB, Attention: The Managing Director.

“corporation” means a corporation, association, company, joint-stock company, limited liability company, partnership or business trust.

“Credit Facility” means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit (in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including through Capital Markets Indebtedness or otherwise).

“CT” has the meaning specified in Section 1.14.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.13.

“Definitive Notes” means Notes in definitive registered form substantially in the form of Exhibit B hereto.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (excluding a call for redemption or declaration of accelerated maturity by such Person):

(i)	matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;
(ii)	is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or
(iii)	is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the earlier of (a) of the Stated Maturity of the Notes and (b) the date on which there are no Notes outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute

Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of this Indenture described under the captions “Change of control.”

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Event of Default” has the meaning specified in Section 5.1.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Existing Indebtedness” of any Person means Indebtedness (including lease facilities) existing on the Issue Date, less (i) principal payments actually made by or on behalf of such Person on any term Indebtedness or lease facility under any agreement governing such Existing Indebtedness (other than principal payments made in connection with or pursuant to a refinancing of such Existing Indebtedness agreement) and (ii) any amounts by which any revolving credit facility commitment under any Existing Indebtedness agreement is permanently reduced (so long as and to the extent that any required payments in connection therewith are actually made). Notwithstanding the foregoing, Existing Indebtedness shall not include any Indebtedness of the Company or a Restricted Subsidiary existing on the Issue Date and described under clauses (i), (ii), (vi), (vii), (viii), (ix), (x) and (xi) of the second paragraph of Section 10.7.

“GAAP” means generally accepted accounting principles in the Kingdom of Sweden as in effect from time to time. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP. At any time after the Issue Date, the Company may elect to apply International Financial Reporting Standards (“IFRS”) in lieu of GAAP and, upon any such election, references in this Indenture to GAAP shall thereafter be construed to mean IFRS, as in effect (except as otherwise provided in the indenture) from time to time, provided that any such election, once made, shall be irrevocable.

“Global Note” means a Note evidencing all or part of a series of Notes which is issued to the Common Depositary or its nominee and is registered in the name of the Common Depositary or its nominee.

“Government Obligations” means direct non-callable and non-redeemable obligations (in each case, with respect to the issuer thereof) of any member state of the European Union that is a member of the European Union as of the date of this Indenture (including, in each case, any agency or instrumentality thereof) payment of which is secured by the full faith and credit of the applicable member state.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(i)

to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of agreement to keep-well, or to purchase assets, goods, securities or services to assure the payment of such Indebtedness, to take-or-pay, to maintain financial statement conditions or otherwise); or

(ii)

entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Holding Company” means a Person (other than a natural person) of which the Company is or becomes a direct or indirect Subsidiary after the Issue Date; provided that the primary purpose of such Person is to serve as a direct or indirect holding company of the Company.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness. Indebtedness of the Company or any Subsidiary of the Company in respect of the Post-Delivery Financing of Vessels shall be deemed to have been “Incurred” in the full amount of such Post-Delivery Financing only on the date the Company (or such Subsidiary) enters into a binding credit or lease commitment in good faith with a lender (or group of lenders) or lessor with respect to such financing. No Indebtedness shall be deemed to have been “Incurred” solely by reason of the Company or any Subsidiary of the Company entering into a Vessel Construction Contract. No Indebtedness shall be deemed to have been “Incurred” solely by reason of the transfer (including, without limitation, by way of novation or assignment and assumption) of Indebtedness secured by a Vessel from a Subsidiary of the Company to another Subsidiary of the Company in connection with the transfer of such Vessel from the former to the latter (including, without limitation, a transfer effected for the purpose of reflagging such Vessel).

“Indebtedness” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition by such Person of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances, payment guarantees or similar facilities issued for the account of such Person, other than bonds, letters of credit, payment guarantees or other similar obligations required by governmental or regulatory agencies in connection with Vessels owned by or businesses conducted by the Company or any of its Subsidiaries, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services acquired by such Person (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are not being contested in good faith), (v) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person at the time of determination; (v) every Capitalized Lease Obligation of such Person, (vi) every net obligation under interest rate swap, foreign currency hedge, exchange or similar agreements of such Person and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise, provided that Guarantees made by any Person shall not be deemed “Indebtedness” to the extent (x) that the Indebtedness so guaranteed would be classified and accounted for as Indebtedness on the consolidated balance sheet of such Person or (y) that both such Person and the Person whose obligation is being Guaranteed are Subsidiaries of the Company, and provided further that payment obligations of a Person pursuant to a charter or operating lease which does not constitute a Capitalized Lease Obligation shall not be deemed “Indebtedness,” and provided further that reimbursement obligations of any Person with respect to facilities in respect of letters of credit, bankers’ acceptances or payment guarantees issued for the account of such Person, and obligations of such Person in respect of loan facilities the proceeds of which are used for cash collateral (and refinancings thereof so long as after giving effect thereto the Primary Debt (as hereafter defined) continues to be cash collateralized to the same extent), shall not be deemed “Indebtedness” to the extent that any such facility (or the proceeds thereof) is used to fully and irrevocably secure, guarantee or defease the payment of Indebtedness of such Person or any of its Subsidiaries (including, without limitation, debt under the Capitalized Lease Obligation) which is Incurred in connection with the financing of a Vessel or group of Vessels and which is otherwise permitted to be Incurred under this Indenture (“Primary Debt”).

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Interest Payment Date” means each February 1 and August 1, commencing August 1, 2007.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s Investors Service, Inc. and BBB- (or the equivalent) by Standard & Poor’s Ratings Group, Inc., in each case, with a stable or better outlook.

“Issue Date” means February 8, 2007.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), other than any easement not materially impairing usefulness or marketability.

“Maturity” when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Maturity Date” means February 1, 2017.

“Non-Recourse Debt” means Indebtedness of a Person:

(i)	as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or (b) is directly or indirectly liable (as a guarantor or otherwise);
(ii)

no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(iii)

the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries, except that Standard Securitization Undertakings shall not be considered recourse.

“Notes” means the notes designated in the first paragraph of the Recitals.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer, an Assistant Secretary, the Financial Manager or the Controller of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Outstanding” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Principal Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Principal Paying Agent) for the holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii) Notes which have been paid pursuant to Section 2.6 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a protected purchaser in whose hands such Notes are valid obligations of the Company;

provided, that in determining whether the holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Subsidiary of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

“Permitted Capital Markets Indebtedness” means Capital Markets Indebtedness that is (x) Incurred or Guaranteed by a Restricted Subsidiary, or (y) secured by a Lien or Liens on assets or properties of the Company or any of its Restricted Subsidiaries, or (z) Incurred or Guaranteed by a Restricted Subsidiary and secured by a Lien or Liens on assets or properties of the Company or any of its Restricted Subsidiaries, provided that the aggregate amount of outstanding Indebtedness of the Company and its Restricted Subsidiaries on the date of determination that is Incurred, Guaranteed by a Restricted Subsidiary or secured by a Lien or Liens on assets or properties of the Company or any of its Restricted Subsidiaries (or a combination thereof), after giving effect to such Capital Markets Indebtedness, does not exceed the sum of (i) $1.5 billion, plus (ii) the excess of the total noncurrent assets of the Company and its Restricted Subsidiaries on the date of Incurrence of such Capital Markets Indebtedness over such total noncurrent assets as of December 31, 2006, plus (iii) Refinancing Indebtedness Incurred pursuant to clause (iv) of the second paragraph of Section 10.7 other than Capital Markets Indebtedness Incurred to refinance unsecured Indebtedness pursuant to such clause (iv).

“Permitted Liens” means, with respect to any Person:

(i)	Liens existing on the Issue Date;
(ii)

Liens on Capital Markets Indebtedness of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

(iii)	Liens securing the Notes;
(iv)

Liens for the purpose of securing Indebtedness represented by Capitalized Lease Obligations, mortgage financings, purchase money obligations or other Indebtedness Incurred, to finance all or any part of the purchase price or cost of acquisition, construction or improvement of assets or property provided that:

(a)

the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture and does not exceed the cost of the assets or property so acquired, constructed or improved; and

(b)

such Liens are created within 270 days of construction, acquisition or improvement of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto and Related Collateral;

(v)

Liens securing Refinancing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured as permitted under the terms of the Notes and this Indenture, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, replacements, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(vi)	Liens securing Permitted Capital Markets Indebtedness; and
(vii)	Liens securing Indebtedness that is to be refinanced by Refinancing Indebtedness permitted to be Incurred under the terms of the Notes and this Indenture, provided that the assets subject to such Liens are limited to the cash proceeds of such Refinancing Indebtedness and any defeasance trust or similar fund acquired with such cash proceeds.

“Permitted Shareholder Group” means (i) Sten Allan Olsson, (ii) the descendants of Sten Allan Olsson, (iii) a husband or wife or former husband or wife or widower or widow of any of the Persons named in clauses (i) and (ii), (iv) the estates or legal representatives of the Persons named in clauses (i), (ii) and (iii), and (v) trusts (whether arising under settlement, declaration of trust or instrument by whomsoever or wheresoever made or under a testamentary disposition or on an intestacy) under which no immediate beneficial interest in the property which is the subject of such trust is for the time being vested in any Person other than the Persons named in clauses (i), (ii) (iii) and (iv); provided, however, that for purposes of this definition a step-child, adopted child or illegitimate child of any Person shall be deemed to be a lineal descendant of such Person and of the lineal ancestors of that Person.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Post-Delivery Financing” means Indebtedness Incurred by the Company or any Subsidiary of the Company to finance the total Ready for Sea Cost of a Vessel or group of Vessels. “Post-Delivery Financing” shall include the amount of any Construction Financing with respect to any Vessel or group of Vessels, but only to the extent that fully committed Post-Delivery Financing for such Vessel or group of Vessels has been arranged at such time.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

“Principal Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company. The Company hereby initially appoints Deutsche Bank AG, London Branch as Principal Paying Agent for the Notes.

“Private Placement Legend” has the meaning specified in the definition of Section 2.7.

“Rating Agencies” means Standard & Poor’s Ratings Group, Inc. and Moody’s Investors Service, Inc. or if Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both, as the case may be.

“Ready for Sea Cost” means, with respect to a Vessel or Vessels to be acquired or leased (pursuant to a Capitalized Lease Obligation) by the Company or any Subsidiary of the Company, the aggregate amount of all expenditures Incurred to acquire or construct and bring such Vessel or Vessels to the condition and location necessary for its or their intended use which would be classified and accounted for as “property, plant and equipment” in accordance with GAAP.

“Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances,” and “refinanced” shall each have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

(i)

(a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity later than the Stated Maturity of the Notes;

(ii)	the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced; and
(iii)

such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees Incurred in connection therewith); provided that in the case of the refinancing of the Post-Delivery Financing of a Vessel within 270 days after the acquisition or delivery of such Vessel pursuant to a Capitalized Lease Obligation, such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than 100% of the Ready for Sea Cost of such Vessel, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Refinancing Indebtedness or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company or any of its Subsidiaries Incurred in connection with such refinancing.

“Regular Record Date” for the interest payable on any Interest Payment Date means January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Regulation S “ means Regulation S (including any successor regulation thereto) under the U.S. Securities Act, as it may be amended from time to time.

“Related Collateral” means, with respect to a Vessel, (i) any insurance policies on such Vessel, (ii) any requisition compensation payable in respect of any compulsory acquisition thereof, (iii) any earnings derived from the use or operation thereof and/or any earnings account with respect to such earnings, and (iv) any charters, operating leases, licenses and related agreements entered into in respect of the Vessel and any security or guarantee in respect of the relevant charterer’s or lessee’s obligations under any relevant charter, operating lease, license or related agreement, (v) any cash collateral account established with respect to such Vessel pursuant to the financing arrangements with respect thereto, (vi) any inter-company loan or facility agreements relating to the financing of the acquisition of, and/or the leasing arrangements (pursuant to Capitalized Lease Obligations) with respect to, such Vessel, (vii) any building or conversion contracts relating to such Vessel and any security or guarantee in respect of the builder’s obligations under such contracts, (viii) any interest rate swap, foreign currency hedge, exchange or similar agreement incurred in connection with the financing of such Vessel and required to be assigned by the lender and (ix) any security interest in, or agreement or assignment relating to, any of the foregoing or any mortgage in respect of such Vessel.

“Resale Restriction Termination Date “ has the meaning specified in Section 2.7.

“Responsible Officer” when used with respect to the Trustee, means any officer of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A (including any successor regulation thereto) under the U.S. Securities Act, as it may be amended from time to time.

“Sale and Leaseback Transaction” of any Person means an arrangement with any lessor, lender, obligee or investor or to which such lessor, lender, obligee or investor is a party providing for the leasing or renting by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 270 days after the acquisition thereof or, if later, the delivery or commencement of operation thereof, to such lessor, lender, obligee or investor or to any Person to whom funds have been or are to be advanced by such lessor, lender, obligee or investor on the security of such property or asset. The Stated Maturity of such arrangement shall be the date of the last scheduled payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Significant Subsidiary” means, at the date of determination, any Restricted Subsidiary that together with its Subsidiaries that are Restricted Subsidiaries (i) for the most recent fiscal year, accounted for more than 10% of consolidated revenues of the Company or (ii) as of the end of the most recent fiscal quarter, was the owner of more than 10% of the consolidated assets of the Company.

“Single-Purpose Vessel-Owning Subsidiary” means a Subsidiary of the Company the sole purpose of which is to own or lease (pursuant to a Capitalized Lease Obligation) one (but not more than one) Vessel.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.13.

“Standard Securitization Undertakings” means agreements, representations, warranties, undertakings, covenants and indemnities entered into by the Company or any Subsidiary of the Company in a securitization or similar transaction, other than an undertaking to pay principal of, or premium or interest on, Indebtedness.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a direct or indirect Subsidiary of the Company.

“Successor Company” has the meaning specified in Section 8.1.

“Suspended Covenants” has the meaning specified in Section 10.13.

“Total Loss” has the meaning specified in Section 10.7.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Trust Officer” means any officer within ITS-GD Trust Administration (or any successor group of the Trustee), including any director, managing director, vice president, assistant vice president, corporate trust officer, assistant corporate trust officer, secretary, assistant secretary, treasurer, assistant treasurer, associate or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers having direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Unrestricted Subsidiary” means:

(i)	the following Subsidiaries of the Company: Stena Fastigheter AB, Stena Realty BV, Stena Adactum AB, Stena Investment Luxembourg s.à r.l. and Stena Finanzverwaltungs AG;
(ii)	any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and
(iii)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(i)

such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(ii)

all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt, except to the extent that the Company or a Restricted Subsidiary to which recourse may sought in respect of such Indebtedness would be permitted to Incur such Indebtedness under the provisions of the covenant described under the caption “Limitation on indebtedness”;

(iii)

such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries; and

(iv)

such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (other than obligations that the Company or such Restricted Subsidiaries would be permitted to Incur under the provisions of the covenant described under the caption “Limitation on indebtedness”):

(a)	to subscribe for additional Capital Stock of such Person; or
(b)	to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least €1.00 of additional Indebtedness pursuant to the first paragraph of the “Certain covenants—Limitation on indebtedness” covenant on a pro forma basis taking into account such designation.

“Vessel Construction Contract” means any contract for the construction (or construction and acquisition) or conversion of a Vessel or Vessels entered into by the Company or any Subsidiary of the Company.

“Vessels” means the shipping vessels whose primary purpose is the maritime transportation of cargo and/or passengers or which are otherwise engaged or used in any business activities of the Company and its Subsidiaries (including, without limitation, semi-submersible and other drilling rigs and drillships) and which are owned by and registered (or to be owned by and registered) in the name of the Company or any of its Subsidiaries or operated by the Company or any of its Subsidiaries pursuant to a lease or other operating agreement constituting a Capitalized Lease Obligation, in each case together with all related equipment and any additions or improvements.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

SECTION 1.2. Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company and any other obligor upon the Notes shall furnish to the Trustee such certificates and opinions as may be required hereunder. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.3. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.4. Acts of holders; Record Date.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such holders in person or by an agent or agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

(c) The Company may fix any day as the record date for the purpose of determining the holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by holders. If not set by the Company prior to the first solicitation of a holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of holders required to be provided pursuant to Section 7.1) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the holder of any Note shall bind every future holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 1.5. Notices, Etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise expressly provided herein) if made, given, furnished or filed in writing to or with, and/or mailed, first-class postage prepaid to, the Trustee at its Corporate Trust Office, Attention: Corporate Trust Department, or

(2) the Company by the Trustee or by any holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the

Company.

SECTION 1.6. Notice to holders.

Notices to holders of the Notes will be validly given if mailed to them at their respective addresses in the register of holders of such Notes, maintained by the Registrar. In addition, so long as any of the Notes are listed on and the rules of such stock exchange so require, notices will be published in a leading newspaper having a general circulation in The Grand Duchy of Luxembourg (which is expected to be the Luxemburger Wort). In the case of Definitive Notes, all notices to holders of the Notes will be validly given if mailed to them at their respective addresses in the register of the holders of such Notes, if any, maintained by the Registrar. Each such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made; provided that, if notices are mailed, such notice shall be deemed to have been given on the later of such publication and the seventh day after being so mailed. For so long as any Notes are represented by Global Notes, all notices to holders of the Notes will be delivered to Euroclear and Clearstream. Any notice or communication mailed to a holder of the Notes shall be mailed to such Person by first-class mail or other equivalent means and shall be sufficiently given to him if so mailed within the time prescribed. Failure to mail a notice or communication to a holder of the Notes or any defect in it shall not affect its sufficiency with respect to other holders of the Notes. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 1.7. Information.

For so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, copies of this Indenture will be made available in The Grand Duchy of Luxembourg through the offices of the Principal Paying Agent in Luxembourg.

SECTION 1.8. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.9. Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 1.10. Separability Clause.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.11. Benefits of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.12. Governing Law.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 1.13. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date or Redemption Date or Stated Maturity, as the case may be.

SECTION 1.14. Consent to Jurisdiction and Service of Process.

To the fullest extent permitted by applicable law, the Company irrevocably submits to the jurisdiction of any Federal or State court in the City, County and State of New York, United States of America, in any suit or proceeding based on or arising under the Notes or this Indenture (solely in connection with any such suit or proceeding), and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company hereby irrevocably designates and appoints CT Corporation System, 111 Eighth Avenue, New York, New York 10011, U.S.A. (“CT”), as the authorized agent of the Company upon whom process may be served in any such suit or proceeding, it being understood that the designation and appointment of CT Corporation System as such authorized agent shall become effective immediately without any further action on the part of the Company. The Company represents that it has notified CT of such designation and appointment and that CT has accepted the same in writing. The Company hereby irrevocably authorizes and directs CT to accept such service. The Company further agrees that service of process upon CT and written notice of said service to the Company mailed by prepaid registered first class mail or delivered to CT at its principal office, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of CT in full force and effect so long as the Company has any outstanding obligations under the Notes or this Indenture. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of note, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under the Notes and this Indenture, to the fullest extent permitted by law.

SECTION 1.15. Conversion of Currency.

(a) The Company shall indemnify the holders against, and the holders shall have an additional legal claim for, any loss or damage which, consequent upon any judgment being obtained or endorsed in respect of the non-payment by the Company of any amount due under or pursuant to this Indenture arises from any variation in rates of exchange between euro and the currency in which judgment is obtained or enforced between the date such amount became due (or the date of the said judgment being obtained as the case may be) and the date of actual payment of such amount. The indemnity contained in this Section 1.15 shall apply irrespective of any indulgence granted to the Company from time to time and shall continue in full force and effect notwithstanding any payment by or on behalf of the Company, and any amount due from the Company under this Section 1.15 will be due as a separate payment and shall not be affected by any judgment being obtained for any other sums due under or in respect of this Indenture.

(b) The term “rate(s) of exchange” shall mean the relevant currency exchange rate in effect on the date any non-euro amount is incurred or made, as the case may be, calculated according to the noon buying rate in New York City for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York.

SECTION 1.16. No Recourse Against Others.

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder by accepting any of the Notes waives and releases all such liability.

ARTICLE II

THE NOTES

SECTION 2.1. Form and Dating.

The Notes and the notation relating to the Trustee’s certificate of authentication thereof, shall be substantially in the form of Exhibits A or B, as applicable. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them not inconsistent with the terms of this Indenture. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Trustee and the Principal Paying Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. The Notes will initially be represented by the Global Notes.

As long as the Notes are in global form, the Principal Paying Agent (in lieu of the Trustee) shall be responsible for:

(i)	effecting payments due on the Global Notes (following receipt of payment thereof from Company); and
(ii)	arranging on behalf of and at the expense of the Company for notices to be communicated to holders of the Notes in accordance with the terms of this Indenture.

Each reference in this Indenture to the performance of duties set forth in clauses (i) and (ii) above by the Trustee includes performance of such duties by the Principal Paying Agent.

Notes offered and sold in their initial distribution in reliance on Regulation S shall be initially issued as one or more global notes, in registered global form without interest coupons, substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein. Such Global Notes shall be referred to collectively herein as the “International Global Notes.” The aggregate principal amount of the International Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee (following receipt by the Trustee of all information required hereunder), as hereinafter provided (or by the issue of a further International Global Note), in connection with a corresponding decrease or increase in the aggregate principal amount of the U.S. Global Note (as defined below) or in consequence of the issue of Definitive Notes or additional International Notes, as hereinafter provided. The International Global Note and all other Notes that are not U.S. Notes shall collectively be referred to herein as the “International Notes.”

Notes offered and sold in their initial distribution in reliance on Rule 144A shall be initially issued as one or more global notes in registered, global form without interest coupons, substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A, except as otherwise permitted herein. Such Global Notes shall be referred to collectively herein as the “U.S. Global Notes.” The aggregate principal amount of the U.S. Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee (following receipt by the Trustee of all information required hereunder), as hereinafter provided (or by the issue of further U.S. Global Notes), in connection with a corresponding decrease or increase in the aggregate principal amount of the relevant International Global Notes or in consequence of the issue of Definitive Notes or additional U.S. Notes, as hereinafter provided. The U.S. Global Notes and all other Notes, if any, evidencing the debt, or any portion of the debt, initially evidenced by such U.S. Global Note, shall collectively be referred to herein as the “U.S. Notes.”

SECTION 2.2. Execution and Authentication.

One Officer shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Notes, the Notes shall be valid nevertheless. The Trustee shall be entitled to rely on such signature as authentic and shall be under no obligation to make any investigation in relation thereto.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

Except as otherwise provided herein, the aggregate principal amount of Notes that may be outstanding at any time under this Indenture is not limited in amount. The Trustee shall authenticate such Notes which shall consist of original issue on the Issue Date in an aggregate principal amount not to exceed €300,000,000 upon receipt by the Trustee of a Company Order in the form of an Officers’ Certificate. Such Company Order shall specify the aggregate principal amount of Notes to be authenticated, the series and type of Notes, the date on which the Notes are to be authenticated, the issue price and the date from which interest on such Notes shall accrue, whether the Notes are to be issued as Definitive Notes or Global Notes and whether or not the Notes shall bear the Private Placement Legend, or such other information as the Trustee may reasonably request. In addition, such Company Order shall include (a) a statement that the Persons signing the Company Order have (i) read and understood the provisions of this Indenture relevant to the statements in the Company Order and (ii) made such examination or investigation as is necessary to enable them to make such statements and (b) a brief statement as to the nature and scope of the examination or investigation on which the statements set forth in the Company Order are based. In authenticating the Notes and accepting the responsibilities under this Indenture in relation to the Notes, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel in a form reasonably satisfactory to the Trustee stating that the form and terms thereof have been established in conformity with the provisions of this Indenture, do not give rise to a Default and that the issuance of such Notes has been duly authorized by the Company. Upon receipt of a Company Order, the Trustee shall authenticate Notes in substitution of Notes originally issued to reflect any name change of the Company.

The Trustee may appoint an authenticating agent (“Authenticating Agent”) reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

The Notes shall be issuable only in denominations of €50,000 and any integral multiple of €1,000 in excess thereof.

SECTION 2.3. Registrar and Principal Paying Agent.

(a) The Company shall maintain an office or agency in the Grand Duchy of Luxembourg, where Global Notes may be presented for registration of transfer or for exchange (“Registrar”). The Company shall maintain an office or agency in London, England, where (i)

Global Notes may be presented or surrendered for payment (“Principal Paying Agent”) and (ii) notices and demands in respect of such Global Notes and this Indenture may be served. In the event that Definitive Notes are issued, (x) Definitive Notes may be presented or surrendered for registration of transfer or for exchange, (y) Definitive Notes may be presented or surrendered for payment and (z) notices and demands in respect of the Definitive Notes and this Indenture may be served at an office of the Registrar or the Principal Paying Agent, as applicable, in London, England. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional Principal Paying Agents reasonably acceptable to the Trustee. The term “Registrar” includes any co-Registrar, and the term “Principal Paying Agent” includes any additional Principal Paying Agent. The Company or any of its Subsidiaries may act as Principal Paying Agent or Registrar for the Notes, provided that, for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Company will appoint a person in The Grand Duchy of Luxembourg who is reasonably acceptable to the Trustee as an additional Principal Paying Agent for the Notes. The Company initially appoints Deutsche Bank AG, London Branch as Transfer Agent and Principal Paying Agent. In addition, the Company appoints Deutsche Bank Luxembourg S.A. as Registrar, Principal Paying Agent, and Transfer Agent provided that, if the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Company will continue to maintain a Principal Paying Agent in The Grand Duchy of Luxembourg who is reasonably acceptable to the Trustee. In the event that a Principal Paying Agent or Transfer Agent is replaced, the Company will provide notice thereof, published, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, in a daily newspaper with general circulation in The Grand Duchy of Luxembourg (which is expected to be the Luxemburger Wort) and, in the case of Definitive Notes, in addition to such publication, mailed by first-class mail to each holder’s registered address, as it appears on the register of the Notes held by the Registrar, with a copy to the Trustee. The Company may change any Registrar or Principal Paying Agent without prior notice to the holders of the Notes as long as a Luxembourg Principal Paying Agent is kept so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require. Payment of principal will be made upon the surrender of Definitive Notes at the office of any Principal Paying Agent, including, if any, the Principal Paying Agent in The Grand Duchy of Luxembourg. In the case of a transfer of a Definitive Note in part, upon surrender of the Definitive Note to be transferred, a Definitive Note shall be issued to the transferee in respect of the principal amount transferred and a Definitive Note shall be issued to the transferor in respect of the balance of the principal amount of the transferred Definitive Note at the office of any Transfer Agent, including, if any, the Transfer Agent in The Grand Duchy of Luxembourg.

Deutsche Bank AG, London Branch will initially act as Principal Paying Agent for the Notes. The Company will also undertake, to the extent possible, to maintain a Principal Paying Agent in a European Union member state that will not be obliged to withhold or deduct tax pursuant to the European Union Directive 2003/48/EC regarding the taxation of savings income (the “Directive”). The Company may change the Principal Paying Agent or Registrar for the Notes without prior notice to the holders of the Notes, and the Company, or any of its subsidiaries, may act as Principal Paying Agent or Registrar for the Notes. In the event that a Principal Paying Agent or the Registrar is replaced, the Company will provide notice thereof in accordance with the procedures described above under Section 1.6.

Claims against the Company for payment of principal, interest and Additional Amounts, if any, on the Notes will become void unless presentment for payment is made (where so required herein) within, in the case of principal and Additional Amounts, if any, a period of ten years or, in the case of interest, a period of five years, in each case from the applicable original date of payment therefor.

The obligations of the Agents are several and not joint.

SECTION 2.4. Principal Paying Agent to Hold Assets in Trust.

The Company shall require each Principal Paying Agent other than the Trustee and Deutsche Bank AG, London Branch to agree in writing that each Principal Paying Agent shall hold in trust for the benefit of holders of the Notes or the Trustee all assets held by the Principal Paying Agent for the payment of principal, of premium, if any, or interest on, the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Principal Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Principal Paying Agent, require such Principal Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Principal Paying Agent pursuant to this Section 2.4, the Principal Paying Agent shall have no further liability for such assets. If the Company or any of its Subsidiaries acts as Principal Paying Agent, it shall segregate the assets held by it as Principal Paying Agent and hold it as a separate trust fund.

SECTION 2.5. List of Holders of Notes.

In the event that Definitive Notes are issued, the Registrar shall preserve, in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of holders of the Notes, together with the principal amount of Notes held by each such holder of the Notes and the aggregate principal amount of debt obligations outstanding. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least two Business Days before each Regular Record Date and at such other times as the Trustee may request in writing, a list as of such date, and in such form as the Trustee may reasonably require of the names and addresses of holders of the Notes, which list may be conclusively relied upon by the Trustee.

SECTION 2.6. Book-Entry Provisions for Global Notes.

(a) The Global Notes initially shall (i) be deposited with and registered in the name of a nominee for the Common Depositary of the Clearing Agency and (ii) bear legends as set forth in Section 2.7(f) hereof.

Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by a nominee for the Common Depositary to a successor nominee for the Common Depositary. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes in accordance with the rules and procedures of the Clearing Agency and the provisions of Section 2.7 of this Indenture. All Global Notes shall be exchanged by the Company (with authentication by the Trustee) for one or more Definitive

Notes if (a) any Clearing Agency (i) has notified the Company that it is unwilling or unable to continue as a clearing agency and (ii) a successor to the Clearing Agency is not appointed by the Company within 90 days of such notification, (b) any Clearing Agency so requests following an Event of Default hereunder and which Event of Default is continuing or (c) in whole (but not in part) at any time if the Company in its sole discretion so determines and notifies the Trustee in writing that it elects to issue Definitive Notes. If an Event of Default occurs and is continuing, the Company shall, at the written request delivered through a Clearing Agency of the holders of Notes thereof or of the holder of an interest therein, exchange all or part of a Global Note for one or more Definitive Notes (with authentication by the Trustee); provided, however, that the principal amount at maturity of such Definitive Notes and such Global Note after such exchange shall be €50,000 and any integral multiple of €1,000 in excess thereof. Whenever all of a Global Note is exchanged for one or more Definitive Notes, it shall be surrendered by the holder thereof to the Trustee for cancellation. Whenever a part of a Global Note is exchanged for one or more Definitive Notes, the Global Note shall be surrendered by the holder thereof to the Trustee, who shall cause an adjustment to be made to Schedule A of such Global Note such that the principal amount of such Global Note will be equal to the portion of such Global Note not exchanged, and shall thereafter return such Global Note to such holder. A Global Note may not be exchanged for a Definitive Note other than as provided in this Section 2.6.

In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to this Section 2.6, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall, upon receipt of a Company Order in the form of an Officers’ Certificate, authenticate and make available for delivery, to each beneficial owner in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Definitive Notes of authorized denominations.

Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to this Section 2.6 shall, except as otherwise provided by Section 2.7, bear the Private Placement Legend.

SECTION 2.7. Registration of Transfer and Exchange.

(a) Notwithstanding any provision to the contrary herein, so long as a Note remains outstanding, transfers and exchange of beneficial interests in Global Notes or transfers and exchange of Definitive Notes, in whole or in part, shall be made only in accordance with this Section 2.7.

(b) If a holder of a beneficial interest in a U.S. Global Note wishes at any time to exchange its interest in such U.S. Global Note for an interest in the International Global Note of the same series, or to transfer its interest in such U.S. Global Note to a Person who wishes to take delivery thereof in the form of an interest in such International Global Note, such holder may, subject to the rules and procedures of the Clearing Agency, to the extent applicable, and to the requirements set forth in this Subsection (b), exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such International Global Note. Such exchange or transfer shall only be made upon receipt by any Transfer Agent of (1) written instructions given in accordance with the procedures of the Clearing Agency, to the extent applicable, from or on behalf of a holder of a beneficial interest in the U.S. Global Note, directing the Trustee to credit or cause to be credited a beneficial interest in the International Global Note of the same series in an amount equal to the beneficial interest in the U.S. Global Note to be exchanged or transferred, (2) a written order given in accordance with the procedures of the Clearing Agency, to the extent applicable, containing information regarding the account to be credited with such increase and the name of such account, and (3) a certificate in the form of Exhibit C given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S or Rule 144 under the U.S. Securities Act. Upon such receipt, the Transfer Agent shall promptly deliver appropriate instructions to the Clearing Agency to reduce or reflect a reduction of the relevant U.S. Global Note by the aggregate principal amount of the beneficial interest in such U.S. Global Note to be so exchanged or transferred from the relevant participant, and the Transfer Agent shall promptly deliver appropriate instructions to the Clearing Agency concurrently with such reduction to increase or reflect on its records an increase of the principal amount of such International Global Note by the aggregate principal amount of the beneficial interest in such U.S. Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such International Global Note equal to the reduction in the principal amount of such U.S. Global Note.

(c) If a holder of a beneficial interest in an International Global Note wishes at any time to exchange its interest in such International Global Note for an interest in the U.S. Global Note, or to transfer its interest in such International Global Note of the same series to a Person who wishes to take delivery thereof in the form of an interest in such U.S. Global Note, such holder may, subject to the rules and procedures of the Clearing Agency, to the extent applicable, and to the requirements set forth in this Subsection (c), exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such U.S. Global Note. Such exchange or transfer shall only be made upon receipt by a Transfer Agent of (l) written instructions given in accordance with the procedures of the Clearing Agency, to the extent applicable, from or on behalf of a beneficial owner of an interest in the International Global Note directing the Transfer Agent to credit or cause to be credited a beneficial interest in the U.S. Global Note of the same series in an amount equal to the beneficial interest in the International Global Note to be exchanged or transferred, and (2) a written order given in accordance with the procedures of the Clearing Agency, to the extent applicable, containing information regarding the account to be credited with such increase and the name of such account. Upon such receipt, the Trustee shall promptly deliver appropriate instructions to the Clearing Agency to reduce or reflect a reduction of the relevant International Global Note by the aggregate principal amount of the beneficial interest in such International Global Note to be exchanged or transferred, and the Trustee shall promptly deliver appropriate instructions to the Clearing Agency concurrently with such reduction, to increase or reflect an increase of the principal amount of such U.S. Global Note by the aggregate principal amount of the beneficial interest in such International Global Note to be so exchanged or transferred, and credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such U.S. Global Note equal to the reduction in the principal amount of such International Global Note.

(d) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in one of the other Global Notes will, upon transfer, cease to be an interest in such Global Note and become an interest in one of the other Global Notes and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(e) In the event that a Global Note is exchanged for Definitive Notes in registered form without interest coupons, pursuant to Section 2.6, or a Definitive Note in registered form without interest coupons is exchanged for another such Definitive Note in registered form without interest coupons, or a Definitive Note is exchanged for a beneficial interest in a Global Note, such Notes may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of Sections 2.7(b) and (c) above and as may be from time to time adopted by the Company and the Trustee.

(f) Each U.S. Note issued under this Indenture shall, upon issuance, bear the legend set forth herein and such legend shall not be removed from such Note except as provided in the next sentence. The legend required for one of the U.S. Notes may be removed from such U.S. Note if there is delivered to the Company and the Trustee such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as may be reasonably required by the Company and the Trustee, that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Note will not violate the registration requirements of the U.S. Securities Act, and the Company and the Trustee consent to such removal. Upon provision of such satisfactory evidence, the Trustee, at the written direction of the Company, shall authenticate and deliver in exchange for such Note, another Note or Notes having an equal aggregate principal amount that does not bear such legend. If such a legend required for one of the U.S. Notes has been removed from such U.S. Note as provided above, no other Note issued in exchange for all or any part of such Note shall bear such legend, unless the Company has reasonable cause to believe that such other Note is a “restricted security” within the meaning of Rule 144 and instructs the Trustee to cause a legend to appear thereon.

The U.S. Notes shall bear the following legend (the “Private Placement Legend”) on the face thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY

(A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF €250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

(g) By its acceptance of any Note, each holder of a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and agrees that it will transfer such Note only as provided in this Indenture. By its acceptance of any Note bearing the Private Placement Legend, each holder of such a Note further acknowledges the restrictions on transfer of such Note set forth in the Private Placement Legend and agrees that it will transfer such Note only in compliance with the restrictions set forth therein.

Neither the Trustee nor the Principal Paying Agent, any Principal Paying Agent, Transfer Agent or Registrar shall have any obligation or duty to, and shall not be liable for any failure to, monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among members of, or participants in, a Clearing Agency (“Agent Members”) or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Trustee shall retain copies of all letters, notices and other written communications received pursuant to Section 2.6 or this Section 2.7. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.

(h) Definitive Notes shall be transferable only upon the surrender of a Definitive Note for registration of transfer. When a Definitive Note is presented to the Registrar or a co-Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements for such transfers are met. When Definitive Notes are presented to the Registrar or a co-Registrar with a request to exchange them for an equal principal amount of Definitive Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. When a Definitive Note is presented to the Registrar with a request to transfer in part, the transferor shall be entitled to receive without charge a Definitive Note representing the balance of such Definitive Note not transferred. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes at the Registrar’s or co-Registrar’s request.

(i) The Company shall not be required to make, and the Registrar need not register transfers or exchanges of, Definitive Notes (i) for a period of 15 calendar days prior to any date fixed for the redemption of the Notes, (ii) for a period of 15 calendar days immediately prior to the date fixed for selection of Notes to be redeemed in part, (iii) for a payment period of 15 calendar days prior to any Record Date, or (iv) that the relevant holder of such a Note has tendered (and not withdrawn) for repurchase in connection with an Offer to Purchase.

(j) Prior to the due presentation for registration of transfer of any Definitive Note, the Company, the Trustee, any Principal Paying Agent or any Transfer Agent, the Registrar or any co-Registrar may deem and treat the Person in whose name a Definitive Note is registered as the absolute owner of such Definitive Note for the purpose of receiving payment of principal, interest or Additional Amounts, if any, on such Definitive Note and for all other purposes whatsoever, whether or not such Definitive Note is overdue, and none of the Company, the Trustee, any Principal Paying Agent or any Transfer Agent, the Registrar or any co-Registrar shall be affected by notice to the contrary.

(k) For so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, holders of Notes will be able to transfer Notes at an office of the specified Transfer Agent in Luxembourg in accordance with the terms of this Indenture.

SECTION 2.8. Replacement Notes.

If a mutilated Definitive Note is surrendered to the Registrar, if a mutilated Global Note is surrendered to the Company or if the holder of a Note claims that such Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note in such form as the Note being replaced if the requirements of the Trustee, the Registrar and the Company are met. If required by the Trustee, the Registrar or the Company, such holder must provide an indemnity bond or other indemnity, sufficient in the judgment of the Company, the Registrar and the Trustee, to protect the Company, the Trustee and the Registrar and any Agent from any loss which any of them may suffer when such Note is replaced. The Company may charge such holder of the Notes for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note is an additional obligation of the Company. If any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable the Company may, in its discretion, instead of issuing a replacement Note, pay such Note. The provisions of this Section 2.8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost or wrongfully taken Notes.

SECTION 2.9. Outstanding Notes.

Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation, those reductions in the Global Note effected in accordance with the provisions hereof and those described in this Section as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.8 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it, and upon which it shall be entitled to rely without liability, that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.8.

If the principal amount of any Note is considered paid under Section 10.1 hereof, it ceases to be outstanding and interest and Additional Amounts, if any, on it cease to accrue.

If on a Redemption Date or the Maturity Date the Principal Paying Agent holds cash in euro sufficient to pay all of the principal, interest and Additional Amounts, if any, due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest and Additional Amounts, if any, on such Notes cease to accrue.

SECTION 2.10. Treasury Notes.

In determining whether the holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or its Subsidiaries shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer actually knows are so owned shall be disregarded.

The Company shall notify the Trustee, in writing, when it or any of its Subsidiaries repurchases or otherwise acquires Notes of the aggregate principal amount of such Notes so repurchased or otherwise acquired. The Trustee may require an Officers’ Certificate, which shall be promptly provided, listing Notes owned by the Company or any of its Subsidiaries.

SECTION 2.11. Temporary Notes

In the event that Definitive Notes become issuable under the Indenture, until permanent Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Definitive Notes upon receipt of a Company Order pursuant to

Section 2.2. The Company Order shall specify the amount of temporary Definitive Notes to be authenticated and the date on which the temporary Definitive Notes are to be authenticated. Temporary Definitive Notes shall be substantially in the form of permanent Definitive Notes but may have variations that the Company considers appropriate for temporary Definitive Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate, upon receipt of a Company Order pursuant to Section 2.2, permanent Definitive Notes in exchange for temporary Definitive Notes.

SECTION 2.12. Cancellation

The Company at any time may deliver Notes to the Registrar for cancellation. The Trustee and the Principal Paying Agent shall promptly forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Registrar, or at the direction of the Registrar, the Principal Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. Upon completion of any disposal, the Registrar shall (at the Company’s expense) deliver a certificate of such disposal to the Company, unless the Company directs the Registrar in writing to deliver (at the Company’s expense) the cancelled Notes to the Company. Subject to Section 2.7, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Registrar for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Registrar for cancellation pursuant to this Section 2.12.

SECTION 2.13. Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest at the rate of interest borne by the Notes, to the holder of such Note thereof on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest. The Company shall notify the Trustee and the Principal Paying Agent in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a “Default Interest Payment Date”), and at the same time the Company shall deposit with the Trustee or the Principal Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee or the Principal Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as in this Section 2.13; provided, however, that in no event shall the Company deposit monies proposed to be paid in respect of defaulted interest later than 12:00 p.m. London time on the Business Day prior to the proposed Default Interest Payment Date with respect to defaulted interest to be paid on the Note. At least 15 days before the subsequent special record date, the Company shall mail to each holder of the Notes at its registered address, with a copy to the Trustee and the Principal Paying Agent, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.14. ISIN and Common Codes.

The Company in issuing the Notes may use an “ISIN” or “Common Code” number, and if so, the Trustee shall use the ISIN and Common Codes in notices of redemption or exchange as a convenience to holders of the Notes; provided, however, that any such notice may state that no representation is made by the Trustee as to the correctness or accuracy of the ISIN and Common Codes printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in any ISIN or Common Codes.

SECTION 2.15. Deposit of Moneys.

Prior to 12:00 p.m. London time on each Interest Payment Date and the Maturity Date, the Company shall have deposited with the Trustee or its designated Principal Paying Agent (which shall be the Principal Paying Agent unless otherwise notified to the Company by the Trustee) in immediately available funds money sufficient to make cash payments, if any, due on such interest payment date or Maturity Date, as the case may be, on all Notes then outstanding. Such payments shall be made by the Company in a timely manner which permits the Principal Paying Agent to remit payment to the holders of the Notes on such interest payment date or Maturity Date, as the case may be. The Company shall, prior to 12:00 p.m. London time on the Business Day prior to the date on which the Principal Paying Agent receives payment, procure that the bank effecting payment confirms by SWIFT MT100 message to the Principal Paying Agent that an irrevocable payment instruction has been given.

SECTION 2.16. Certain Matters Relating to Global Notes

Agent Members shall have no rights under this Indenture or any of the Global Notes with respect to any Global Note held on their behalf by the Clearing Agency, the Common Depositary or its nominee, and the Clearing Agency, the Common Depositary or its nominee may be treated by the Company, the Trustee and any agent of the Company, or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Clearing Agency or its nominee or impair, as between the Clearing Agency and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

The holder of interest in any Global Note may grant proxies and otherwise authorize any Person, including Euroclear and Clearstream and their Agent Members and Persons that may hold interests through Agent Members, to take any action which a holder of such interest in a Global Note is entitled to take under this Indenture or the Notes.

ARTICLE III

REDEMPTION OF NOTES

SECTION 3.1. Right of Redemption; Optional Tax Redemption.

(a) The Notes may be redeemed, in whole or in part, at any time at the option of the Company upon not less than 30 nor more than 60 days’ prior notice, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium and accrued and unpaid interest, if any, to, but not including, the applicable Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

For purposes of this make-whole redemption, “Applicable Premium” means, with respect to any Note on the applicable Redemption Date, the greater of:

(1)	1.0% of the then outstanding principal amount of such Note and
(2)	the excess (to the extent positive) of:
(a)

the present value at such Redemption Date of (i) the principal amount of such Note plus (ii) all required interest payments due on such Note to and including February 1, 2017 (excluding accrued but unpaid interest), computed using a discount rate equal to the Bund Rate as of such Redemption Date plus 50 basis points, over

(b)	the then-outstanding principal amount of such Note.

For purposes of this make-whole redemption, “Bund Rate” means the yield-to-maturity at the time of computation of direct obligations of the Federal Republic of Germany (Bund or Bundesanleihen) with a constant maturity (as officially complied and published in the most recent financial statistics that have become publicly available at least two Business Days (but not more than five Business Days) prior to the Redemption Date (or, if such financial statistics are not so published or available, any publicly available source of similar market data selected by the Company in good faith) most nearly equal to the period from the Redemption Date to February 1, 2017; provided, however, that if the period from the Redemption Date to February 1, 2017 is not equal to the constant maturity of a direct obligation of the Federal Republic of Germany for which a weekly average yield is given, the Bund Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of direct obligations of the Federal Republic of Germany for which such yields are given, except that if the period from such Redemption Date to February 1, 2017 is less than one year, the weekly average yield on actually traded direct obligations of the Federal Republic of Germany adjusted to a constant maturity of one year shall be used.

The Company will also pay, or make available for payment, to holders on the Redemption Date any Additional Amounts (as described under Section 10.1) resulting from the payment of such Redemption Price.

(b) The Notes may be redeemed at the option of the Company, in whole but not in part, upon not less than 30 nor more than 60 days’ notice given as provided in this Indenture, at any time at a Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption if, as a result of any change in or amendment to the laws or any regulations or ruling promulgated thereunder of the jurisdiction (or of any political subdivision or taxing authority thereof or therein) in which the Company is resident for tax purposes or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction (or such political subdivision or tax authority) is a party (a “Change in Tax Law”), which becomes effective on or after the date of this Indenture, the Company is or would be required on the next succeeding Interest Payment Date to pay additional amounts with respect to the Notes as described under Section 10.1 and the payment of such additional amounts cannot be avoided by the use of any reasonable measures available to the Company.

The Notes may also be redeemed at the option of the Company, in whole but not in part, upon not less than 30 nor more than 60 days’ notice given as provided in this Indenture at any time at a Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption if the Person formed by a consolidation or amalgamation of the Company or into which the Company is merged or to which the Company conveys, transfers or leases its properties and assets substantially as an entirety, or that succeeds to all of the Company’s rights and obligations under the Notes and this Indenture pursuant to any scheme of arrangement or other transaction, is required, as a consequence of such consolidation, amalgamation, merger, conveyance, transfer, lease scheme of arrangement or other transaction or as a consequence of a Change in Tax Law occurring after the date of such consolidation, amalgamation, merger, conveyance, transfer, lease, scheme of arrangement or other transaction, is or would be required on the next succeeding Interest Payment Date to pay additional amounts (as described under Section 10.1) in respect of any tax, assessment or governmental charge imposed on any holder.

(c) The Company will also pay, or make available for payment, to holders on the Redemption Date any Additional Amounts (as described under Section 10.1) resulting from the payment of such Redemption Price.

SECTION 3.2. Applicability of Article.

Redemption of Notes at the election of the Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 3.3. Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Notes pursuant to Section 3.1 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Notes, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed.

SECTION 3.4. Selection by Trustee of Notes to Be Redeemed.

If fewer than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed, or if the Notes are not so listed or such exchange prescribes no method of selection, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate (and in such manner as complies with applicable legal and exchange requirements); provided, however, that no Note of €50,000 in aggregate principal amount or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 15 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption. The Trustee assumes no liability in relation to selections made by it pursuant to this Section 3.4.

SECTION 3.5. Notice of Redemption.

Other than as provided in the paragraph below, at least 30 days but not more than 60 days before a Redemption Date so long as the Notes are in global form, the Company (a) shall notify the Trustee, the Registrar and the Principal Paying Agent and (b) publish a notice of redemption in accordance with the provisions of Article 1.6 hereof, or in the case of Definitive Notes, in addition to such publication, mail such notice to each holder of the Notes by first class mail, postage prepaid, with a copy to the Trustee at such holder’s address as it appears on the registration books of the Registrar. At the Company’s request made at least 30 days before the Redemption Date (or such shorter period as the Trustee in its sole discretion shall determine), the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall deliver to the Trustee (in advance) an Officers’ Certificate requesting that the Trustee give such notice and setting forth in full the information to be stated in such notice as provided in the following items.

Each notice of redemption shall identify the Notes to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Prices and the amount of accrued and unpaid interest, if any, Additional Amounts, if any, to be paid (subject to the right of holders of record of Definitive Notes on the relevant Record Date to receive interest and Additional Amounts, if any, due on the relevant interest payment date);

(3) the name and address of the Paying Agents;

(4) that Notes called for redemption must be surrendered to a Paying Agent to collect the Redemption Price plus accrued and unpaid interest, if any, and Additional Amounts, if any;

(5) that, unless the Company defaults in making the redemption payment, then interest and Additional Amounts, if any, on Notes called for redemption cease to accrue on and after the Redemption Date, and the only remaining right of the holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

(6) (i) if any Global Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, interest and Additional Amounts, if any, shall cease to accrue on the portion called for redemption, and upon surrender of such Global Note, the Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unredeemed portion, will be returned and (ii) if any Definitive Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed, and that, after the Redemption Date, upon surrender of such Definitive Note, a new Definitive Note or

Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof, upon cancellation of the original Note;

(7) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(8) the paragraph of the terms of the Notes pursuant to which the Notes are to be redeemed; and

(9) the ISIN or Common Code number, and that no representation is made as to the correctness or accuracy of the ISIN or Common Code, if any, listed in such notice or printed on the Notes.

Prior to the giving of any notice of redemption pursuant to Paragraph 8 of the Notes, the Company will deliver to the Trustee (a) an Officers’ Certificate of the Company stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred and (b) an Opinion of Counsel qualified under the laws of the Relevant Taxing Jurisdiction to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of a Change in Tax Law, and that the Company cannot avoid such obligation by taking reasonable measures available to it.

SECTION 3.6. Deposit of Redemption Price.

Prior to 12:00 p.m. London time on the Redemption Date, the Company shall deposit with the Trustee or its designated Paying Agent (which shall be the Principal Paying Agent unless otherwise notified to the Issuer by the Trustee) cash in euro sufficient to pay the Redemption Price plus accrued and unpaid interest, if any, and Additional Amounts, if any, of all Notes to be redeemed on that date. The Paying Agent (including the Principal Paying Agent) shall promptly return to the Company any cash in euro so deposited which is not required for that purpose upon the written request of the Company. The Company shall, prior to 12:00 p.m. London time on the Business Day prior to the date on which the Principal Paying Agent receives payment, procure that the bank effecting payment confirms by SWIFT MT100 message to the Principal Paying Agent that an irrevocable payment instruction has been given.

If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued and unpaid interest, if any, and Additional Amounts on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment. With respect to Definitive Notes, if a Definitive Note is redeemed on or after an interest Record Date but on or prior to the related interest payment date, then any accrued and unpaid interest, and Additional Amounts, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest and Additional Amounts, if any, shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 10.1.

SECTION 3.7. Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the holders of such Notes, or any predecessor Notes thereto, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 2.7.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided by the Note.

SECTION 3.8. Notes Redeemed in Part.

Upon surrender and cancellation of a Definitive Note that is redeemed in part, the Issuer shall execute and upon receipt of a Company Order the Trustee shall authenticate for the holder of the Notes (at the Company’s expense) a new Definitive Note equal in principal amount to the unredeemed portion of the Definitive Note surrendered and canceled; provided, however, that each such Definitive Note shall be in a principal amount at maturity of €50,000 and any integral multiple of €1,000 in excess thereof. Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall promptly forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered; provided, however, that each such Global Note shall be in a principal amount at maturity of €50,000 and any integral multiple of €1,000 in excess thereof.

ARTICLE IV

SATISFACTION AND DISCHARGE

SECTION 4.1. Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1) either

(A) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.8 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

(B) all such Notes not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient for the purpose of paying and discharging the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company (including, without limitation, all amounts due to the Trustee under Section 6.6 hereof); and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article IV, the obligations of the Company to the Trustee under Section 6.6 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Sections 2.7, 2.8, 4.2, 10.2 and the last paragraph of Section 10.3 shall survive.

SECTION 4.2. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture to the payment, either directly or through any Principal Paying Agent (including the Company acting as its own Principal Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

SECTION 4.3. Reinstatement.

If the Trustee or the Principal Paying Agent is unable to apply any money in accordance with Section 4.2 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Four until such time as the Trustee or Principal Paying Agent is permitted to apply all such money in accordance with Section 4.2; provided that if the Company makes any payment of principal of (and premium, if any) or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustee or the Principal Paying Agent.

ARTICLE V

REMEDIES

SECTION 5.1. Events of Default.

Each of the following is an Event of Default:

(1) default in any payment of interest on any Note when due, continued for 30 days; or

(2) default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise; or

(3) failure by the Company to comply with its obligations under Section 8.1; or

(4) failure by the Company to comply for 30 days after notice as provided below with any of its obligations under Articles VIII and X of this Indenture (in each case, other than (a) a failure to purchase Notes which constitutes an Event of Default under clause (2) above, (b) a failure to comply with Section 8.1 which constitutes an Event of Default under clause (3) above or (c) a failure to comply with Section 10.10 which constitutes an Event of Default under clause (5) below); or

(5) failure by the Company to comply for 60 days after notice as provided below with its other agreements contained in this Indenture; or

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Restricted Subsidiaries, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default:

(a)	is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (“payment default”); or

(b)	results in the acceleration of such Indebtedness prior to its maturity (the “cross acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates to €30 million or more; or

(7) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (B) a decree or order adjudging the Company or any such Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any such Subsidiary under any applicable Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any such Subsidiary or of any substantial part of the property of the Company or any such Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any such Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(8) the commencement by the Company, or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, of a voluntary case or proceeding under any applicable Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any such Subsidiary to the entry of a decree or order for relief in respect of the Company or any such Subsidiary of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any such Subsidiary of the Company, or the filing by the Company or any such Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Bankruptcy Law, or the consent by the Company or any such Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any such Subsidiary of the Company or of any substantial part of the property of the Company or any such Subsidiary of the Company, or the making by the Company or any such Subsidiary of the Company of an assignment for the benefit of creditors, or the admission by the Company or any such Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any such Subsidiary in furtherance of any such action; or

(9) the Company, or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant

Subsidiary, which is not a U.S. corporation makes an application for an administration order or convenes any meeting of its members or creditors or takes any other steps (under any applicable Bankruptcy Law) with a view to the liquidation, winding-up, dissolution, receivership, administration, reorganization or amalgamation of the Company or such Subsidiary or with a view to proposing any kind of composition, scheme of arrangement or other compromise or arrangement with its creditors generally other than solvent amalgamation and similar reorganizations otherwise permitted under Article VIII hereof; or

(10) with respect to the Company, or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, that is not a U.S. corporation, (A) an application for an administration order in relation to the Company or such Subsidiary is presented to a court having jurisdiction in the premises; (B) an administrative or other receiver or any manager is appointed by a court having jurisdiction in the premises with respect to the Company or such Subsidiary or all or any substantial part of their respective property; or (C) a petition is presented to a court having jurisdiction in the premises by any Person requesting the liquidation, dissolution or winding up of the Company or such Subsidiary; and, in the case of each of clauses (A) though (C) above, such application, appointment or petition is not revoked, discharged or dismissed or the related proceedings not stayed, as the case may be, within 60 days; or

(11) there occurs, in relation to the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary which is not a U.S. corporation, in any courts having jurisdiction in the premises of any county or territory in which it carries on business or to the jurisdiction of whose courts it or a substantial portion of its property is subject any event or proceeding which corresponds in that country or territory with any of those mentioned in subclauses (9) to (12) inclusive (subject to the same exceptions provided in said subclauses and the passage of analogous time periods); or

(12) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of €30 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days after the date on which the right to appeal has expired (the “judgment default provision”).

Notwithstanding the foregoing, a default under Section 5.1(4) and 5.1(5) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in Section 5.1(4) and Section 5.1(5) after receipt of such notice.

SECTION 5.2. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 5.1(7) through (11) above) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 5.1(6) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the default triggering such Event of Default pursuant to Section 5.1(6) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 Business Days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. If an Event of Default described in Sections 5.1(7) through (11) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

SECTION 5.3. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(1) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof or, with respect to any Note required to have been purchased pursuant to an Offer to Purchase made by the Company, at the purchase date thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate provided by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.4. Trustee May File Proofs of Claim.

In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions in order to have claims of the holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.6.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding, provided that the Trustee may, on behalf of the holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ committee or other similar committee.

SECTION 5.5. Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel (including, without limitation, all amounts due the Trustee under Section 6.6 hereof), be for the ratable benefit of the holders of the Notes in respect of which such judgment has been recovered.

SECTION 5.6. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes or in the due course of paying interest and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 6.6;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

THIRD: The balance, if any, to the Company.

SECTION 5.7. Limitation on Suits.

Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1)	such holder has previously given the Trustee notice that an Event of Default is continuing;
(2)	holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;
(3)	such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;
(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and
(5)

the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

SECTION 5.8. Unconditional Right of holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date or in the case of a Change of Control Offer made by the Company and required to be accepted as to such Note, on the purchase date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such holder.

SECTION 5.9. Restoration of Rights and Remedies.

If the Trustee or any holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the holders shall continue as though no such proceeding had been instituted.

SECTION 5.10. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders, as the case may be.

SECTION 5.12. Control by holders.

Subject to Section 2.10 the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. Subject to Section 6.1, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of another holder of the Notes, or that may involve the Trustee in personal liability;

provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification or security from the holders of the Notes satisfactory to it against any loss, liability and expense caused by taking or not taking such action.

SECTION 5.13. Waiver of Past Defaults.

The holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the holders of all the Notes waive any past Default hereunder and its consequences, except a Default

(1) in the payment of the principal of (or premium, if any) or interest on any Note (including any Note which is required to have been purchased pursuant to a Change of Control Offer which has been made by the Company), or

(2) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the holder of each outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 5.14. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant; provided, that this Section shall not be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

SECTION 5.15. Waiver of Stay, Extension or Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VI

THE TRUSTEE

SECTION 6.1. Duties of Trustee.

(a) If an Event of Default actually known to a Trust Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care, skill and diligence in their exercise as a reasonably prudent person would exercise or use in the conduct of his or her own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of the Notes or that would involve the Trustee in personal liability.

(b) (1) The Trustee and the Agents will perform only those duties as are specifically set forth herein and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Agents.

(2) In the absence of bad faith on their part, the Trustee and the Agents may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to them and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are required to be furnished to the Trustee or the Agents, the Trustee or the Agents, as applicable, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this Subsection (c) does not limit the effect of Subsection (b) of this Section 6.1.

(2) neither the Trustee nor Agent shall be liable for any error of judgment made in good faith by a Trust Officer of such Trustee or Agent, unless it is proved that the Trustee or such Agent was negligent in ascertaining the pertinent facts.

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.12.

(d) No provision of this Indenture shall require the Trustee or any Agent to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of holders of the Notes if it does not receive such funds or an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

(e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Subsections (a), (b), (c) and (d) of this Section 6.1.

(f) Neither the Trustee nor the Agents shall be liable for interest on any money received by it except as the Trustee and any Agent may agree in writing with the Company.

Money held in trust by the Trustee or any Agent need not be segregated from other funds except to the extent required by law.

(g) Any provision hereof relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities in which it may serve, and to each Agent, custodian and other person employed to act hereunder.

SECTION 6.2. Rights of Trustee.

Subject to Section 6.1:

(a) The Trustee and each Agent may rely conclusively on and shall be protected from acting or refraining from acting in good faith based upon any document believed by them to be genuine and to have been signed or presented by the proper person. Neither the Trustee nor any Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document, but the Trustee or its Agent, as the case may be, in its discretion, may make further inquiry or investigation into such facts or matters stated in such document and if the Trustee or its Agent as the case may be, shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, at reasonable times during normal business hours, personally or by agent or attorney. The Trustee shall not be deemed to have notice or any knowledge of any matter (including without limitation Defaults or Events of Default) unless a Trust Officer assigned to and working in the Trustee’s corporate trust administration office (or comparable office) has actual knowledge thereof or unless written notice thereof is received by the Trustee, (attention: Manager Trust Administration) and such notice clearly references the Notes, the Company or this Indenture.

(b) Before the Trustee acts or refrains from acting, it may require (at the Company’s expense) an Officers’ Certificate or an Opinion of Counsel or both, which shall conform to the provisions of Section 1.2. Neither the Trustee nor any Agent shall be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c) The Trustee and any Agent may act through their attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee or such Agent) appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e) The Trustee or any Agent may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any accountant, appraiser, agents or other expert or adviser, whether retained or employed by the Company or by the Trustee, in relation to any matter arising in the administration of the trusts hereof provided that selection of such accountant, appraiser, agent or other expert or adviser, has been made in good faith by the Trustee.

SECTION 6.3. Individual Rights of Trustee.

The Trustee or any Agent in its respective individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not the Trustee or an Agent. Any Agent may do the same with like rights.

SECTION 6.4. Trustee’s Disclaimer.

The Trustee and the Agents shall not be responsible for and make no representation as to the validity, effectiveness, correctness or adequacy of this Indenture, the offering materials related to this Indenture or the Notes; it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision hereof; it shall not be responsible for the use or application of any money received by any Agent and it shall not be responsible for any statement or recital herein of the Company, or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee’s certificate of authentication.

SECTION 6.5. Notice of Default.

If an Event of Default occurs and is continuing and such event is known to a Trust Officer of the Trustee, the Trustee must deliver to each holder of the Notes, as their names and addresses appear on the list of holders of the Notes described in Section 2.5, notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or Event of Default in the payment of principal of, premium, if any, interest and Additional Amounts, if any, of any Note, the failure to make payment, the Trustee may withhold the notice of Default or an Event of Default if and for so long as the Trustee in good faith reasonably believes that it is in the best interests of the holders of the Notes to withhold such notice.

SECTION 6.6. Compensation and Indemnity.

The Company shall pay to the Trustee and Agents from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for its acceptance of this Indenture and services hereunder. The Trustee’s and the Agents’ compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee and Agent upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel or appointees) incurred or made by it in addition to the compensation for their services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s or any Agent’s negligence, willful misconduct or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s and Agents’ accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 11.4 hereof.

The Company shall indemnify each of the Trustee, any predecessor Trustee and the Agents (which, for purposes of this paragraph, include such Trustee’s and Agents’ affiliates, officers, directors, employees and agents) and in any other capacity the Trustee may serve hereunder for, and hold them harmless against, any and all loss, damage, claim, proceedings, demands, costs, expense or liability including taxes (other than taxes based on the income of the Trustee or franchise, doing business or other similar taxes imposed on the Trustee) incurred by the Trustee or an Agent without negligence or willful misconduct on its part in connection with acceptance of administration of this trust and performance of any provision under this Indenture, including the reasonable expenses and counsel fees and expenses of defending itself against any claim of liability arising hereunder. The Trustee and the Agents shall notify the Company promptly of any claim asserted against the Trustee or such Agent for which it may seek indemnity. However, the failure by the Trustee or the Agent to so notify the Company shall not relieve the Company of its obligations hereunder. The Company need not reimburse or indemnify against any loss liability or expense incurred by the Trustee through its own willful misconduct or negligence. The Company shall defend the claim and the Trustee or such Agent shall cooperate in the defense (and may employ its own counsel, but at the Trustee’s expense unless the named parties in any such proceeding (including any impleaded parties) include both the Company and the Trustee and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them). The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

To secure the Company’s payment obligations in this Section 6.6, the Trustee and the Agents shall have a claim prior to the Notes against all money or property held or collected by the Trustee and the Agents, in its capacity as Trustee or Agent, except money or property held in trust to pay principal or premium, if any, Additional Amounts, if any, or interest on particular Notes.

When the Trustee or an Agent incurs expenses or renders services after the occurrence of an Event of Default specified in Sections 5.1(7) through (11), the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the holders of the Notes in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law.

The Company’s obligations under this Section 6.6 and any claim arising hereunder shall survive the termination of this Indenture, the resignation or removal of any Trustee or Agent, the discharge of the Company’s obligations pursuant to Article IV and any rejection or termination under any Bankruptcy Law.

SECTION 6.7. Replacement of Trustee.

The Trustee and any Agent may resign at any time by so notifying the Company in writing; provided, however, that this Indenture and the Notes shall remain valid notwithstanding a material conflict of interest of the Trustee. The holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so providing not less than 30 days’ written notice to the Company and the Trustee or such Agent, as the case may be, in writing and may appoint a successor Trustee or Agent with the Company’s consent. A resignation or removal of the Trustee or any Agent and an appointment of a successor Trustee or Agent, as the case may be, shall become effective only upon the successor Trustee’s or Agent’s acceptance of appointment, as the case may be, as provided in this Section 6.7. The Company may remove the Trustee upon no less than 30 days’ written notice if:

(1)	the Trustee or Agent, as the case may be, is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee or Agent, as the case may be, under any Bankruptcy Law;
(2)	a receiver or other public officer takes charge of the Trustee or Agent, as the case may be, or its respective property; or
(3)	the Trustee or Agent, as the case may be, becomes incapable of acting with respect to its duties hereunder.

If the Trustee or an Agent resigns or is removed or if a vacancy exists in the office of Trustee or Agent for any reason, the Company shall notify each holder of the Notes of such event and shall promptly appoint a successor Trustee or Agent, as the case may be. Within one year after the successor Trustee or Agent takes office, the holders of a majority in principal amount of the then outstanding Notes may, with the Company’s consent, appoint a successor Trustee or Agent, as the case may be, to replace the successor Trustee or Agent appointed by the Company.

A successor Trustee or Agent, as the case may be, shall deliver a written acceptance of its appointment to the retiring Trustee or Agent and to the Company. Immediately after that, the retiring Trustee or Agent, as the case may be, shall transfer, after payment of all sums then owing to the Trustee or Agent, as the case may be, pursuant to Section 6.6, all property held by it as Trustee or Agent to the successor Trustee or Agent, subject to the Lien provided in Section 6.6, the resignation or removal of the retiring Trustee or Agent, as the case may be, shall become effective, and the successor Trustee or Agent, as the case may be, shall have all the rights, powers and duties of the Trustee or Agent under this Indenture. A successor Trustee or Agent shall mail notice of its succession to each holder of the Notes.

The Company covenants that, in the event of the Trustee or any agent giving notice of its resignation pursuant to this Section 6.7, it shall use its best endeavours to procure a successor Trustee or Agent to be appointed. If a successor Trustee or Agent does not take office within 30 days after the retiring Trustee or Agent resigns or is removed, the retiring Trustee or Agent (as the case may be), shall be entitled to appoint a successor Trustee or Agent or the retiring Trustee or Agent (as the case may be), the Company or the holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee or Agent.

If the Trustee, within 90 days after becoming aware that a conflict of interest exists between such Trustee’s role as a trustee and any other capacity, shall not have eliminated such conflict of interest or resigned from office, the Company or any holder of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee or Agent after written request by any holder of the Notes who has been a holder for at least six months fails to comply with Section 6.8, such holder may petition any court of competent jurisdiction for the removal of the Trustee or Agent, as the case may be, and the appointment of a successor thereto.

Notwithstanding replacement of the Trustee or Agent pursuant to this Section 6.7, the Company’s obligations under Section 6.6 shall continue for the benefit of the retiring Trustee or Agent, as the case may be, and the Company shall pay to any replaced or removed Trustee or Agent all amounts owed under Section 6.6 upon such replacement or removal.

SECTION 6.8. Successor Trustee by Merger, etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by consolidation, merger or conversion to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

ARTICLE VII

HOLDERS LISTS AND COMMUNICATIONS BY TRUSTEE AND COMPANY

SECTION 7.1. Company to Furnish Trustee Names and Addresses of holders.

The Company and any other obligor upon the Notes will furnish or cause to be furnished to the Trustee

(a) semi-annually, not more than 15 days after each Regular Record Date, commencing July 15, 2007, a list, in such form as the Trustee may reasonably require, of the names and addresses of the holders as of such Regular Record Date, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, that such list need not be furnished if the Trustee shall be the Note Registrar.

SECTION 7.2. Preservation of Information; Communications to holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of holders contained in the most recent list furnished to the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

(b) Every holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of holders made pursuant to this Indenture.

ARTICLE VIII

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 8.1. Company may Consolidate, Etc. Only on Certain Terms.

The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, or enter in any scheme of arrangement or other transaction pursuant to which a Holding Company succeeds to all or substantially all of the Company’s assets and liabilities, unless:

(1) the resulting, surviving or transferee Person or such Holding Company, as the case may be, (the “Successor Company”) will be a corporation organized and existing under the laws of the Kingdom of Sweden, any other member state of the European Union, or of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;

(2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction, the Successor Company would be able to Incur at least €1.00 of additional Indebtedness pursuant to the first paragraph under Section 10.7; and

(4) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

For purposes of this Section 8.1, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The predecessor Company will be released from its obligations under this Indenture and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Notes.

Notwithstanding the preceding clause 8.1(3), (x) any Restricted Subsidiary may be consolidated with, merge into or transfer all or part of its properties and assets to the Company and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax benefits; provided that, in the case of a Restricted Subsidiary that merges into the Company, the Company will not be required to comply with the preceding Section 8.1(4).

SECTION 8.2. Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any transfer, conveyance, sale, lease or other disposition of all or substantially all of the properties and assets of the Company as an entirety in accordance with Section 8.1, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE IX

SUPPLEMENTAL INDENTURES

SECTION 9.1. Supplemental Indentures Without Consent of holders.

Without the consent of any holder, the Company, the Trustee, the Principal Paying Agent, the Registrar, Luxembourg Transfer and Paying Agent may enter into one or more indentures supplemental hereto and may amend the Notes to:

(1) cure any ambiguity, omission, defect or inconsistency;

(2) provide for the assumption by a successor corporation of the obligations of the Company under this Indenture;

(3) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of

Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f) (2) (B) of the Code);

(4) add Guarantees with respect to the Notes;

(5) secure the Notes;

(6) add to the covenants of the Company for the benefit of the holders or surrender any right or power conferred upon the Company;

(7) make any change that does not adversely affect the rights of any holder; or

(8) provide for the appointment of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of this Indenture.

SECTION 9.2. Supplemental Indentures with Consent of holders.

This Indenture and the Notes may be amended or supplemented with the consent of the holders of a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and any past Default or compliance with any provisions may be waived, either retrospectively or prospectively, with the consent of the holders of a majority of in principal amount of the Notes then outstanding (including without limitation consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of each holder of an Outstanding Note affected thereby, no amendment, supplement or waiver may:

(1) reduce the amount of Notes whose holders must consent to an amendment, or

(2) reduce the stated rate of or extend the stated time for payment of interest on any Note, or

(3) reduce the principal of or extend the Stated Maturity of any Note, or

(4) reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased as described above under “Make-Whole Redemption,” “Optional Tax Redemption” or “Change of control,” whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definitions of “Change of Control” and “Permitted holder”), or

(5) make any Note payable in money other than that stated in the Note, or

(6) impair the right of any holder to receive payment of principal, premium, if any, and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes, or

(7) make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.

If and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Company will inform the Luxembourg Stock Exchange of any of the foregoing amendments, supplements and waivers and provide, if necessary, a notice to holders setting forth reasonable details in connection with any such amendments, supplements or waivers.

The consent of the holders is not necessary under this Indenture to approve the particular form of any proposed amendment or supplement. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under this Indenture by any holder of Notes given in connection with a tender of such holder’s Notes will not be rendered invalid by such tender. After an amendment or supplement under this Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment or supplement. However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of the amendment or supplement.

SECTION 9.3. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, in addition to the documents required by Section 1.2, and (subject to Section 6.1) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.4. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.5. Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes. Any failure to make the appropriate notation on a new Note shall not affect the validity of such Note.

ARTICLE X

COVENANTS

SECTION 10.1. Payment of Principal, Premium and Interest.

(a) The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

(b) All payments made by the Company on the Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature unless such withholding or deduction is then required by law. The Company hereby further agrees, subject to the limitations and exceptions set forth below, that if any deduction or withholding for any present or future taxes, duties, assessments or other governmental charges of (1) the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Company is organized or otherwise considered, resident for tax purposes or (2) any jurisdiction from or through which payment on the Notes is made, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1) and (2), a “Relevant Taxing Jurisdiction”), shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by the Company under the Notes, the Company will pay to each holder of a Note as additional interest, such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts paid to such holder of such Note, after such deduction or withholding, shall be equal to the amount such holder would have received in respect of such payment in the absence of such withholding or deduction; provided, however, the Company shall not be required to make any payment of Additional Amounts for or on account of:

(i) Any tax, assessment or other governmental charge which would not have been imposed but for (a) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in the Relevant Taxing Jurisdiction) other than by the mere ownership or holding of such Note or enforcement of rights thereunder or the receipt of payments in respect thereof or (b) the presentation of a Note (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later (except to the extent that the holder would have been entitled to Additional Amounts had the Note been presented during such 30 day period);

(ii) Any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(iii) Any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of (or in respect of) principal of, premium, if any, or any interest on, Notes;

(iv) Any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the holder or the beneficial owner of the Note with a request of the Company addressed to the holder (a) to provide information, documents or other evidence concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make and deliver any declaration or other similar claim (other than a claim for refund of a tax, assessment or other governmental charge withheld by the Company) or satisfy any information or reporting requirements, which, in the case of (a) or (b), is required or imposed by a statue, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(v) any withholding or deduction imposed on a payment to an individual and required to be made pursuant to the European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council Meeting of 26-27 November 2000 on the taxation of savings income, or any law implementing or complying with, or introduced to conform to, these Directives;

(vi) any tax, assessment or other governmental charge that could have been avoided by the presentation (where presentation is required) by or on behalf of a holder of the relevant Note to another Paying Agent in a member state of the European Union; or

(vii) any combination of items (i), (ii), (iii), (iv), (v) and (vi) above;

nor shall Additional Amounts be paid with respect to any payment of the principal of, or any premium or interest on, any Note to any holder who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Relevant Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or beneficial owner who would not have been entitled to such Additional Amounts had it been the holder of such Note.

(c) At least ten days prior to each date on which any payment under or with respect to the Notes is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the tenth day prior to such date, in which case it shall be promptly thereafter), if the Company will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Trustee an Officer’s Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to holders on the payment date. Each such Officer’s Certificate shall be relied upon until receipt of a further Officers’ Certificate addressing such matters.

(d) If the Company conducts business in any jurisdiction (an “Additional Taxing Jurisdiction”) other than a Relevant Taxing Jurisdiction and, as a result, is required by the law of such Additional Taxing Jurisdiction to deduct or withhold any amount on account of taxes imposed by such Additional Taxing Jurisdiction from payments under the Notes, as the case may be, which would not have been required to be so deducted or withheld but for such conduct of business in such Additional Taxing Jurisdiction, the Additional Amounts provision described above shall be considered to apply to such holders as if references in such provision to taxes included taxes imposed by way of deduction or withholding by any such Additional Taxing Jurisdiction (or any political subdivision thereof or taxing authority therein).

(e) The Company will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes (other than net wealth taxes or similar taxes imposed on the holder irrespective of such holder’s investment in the Notes and based on the total net value of the holder’s property), charge or similar levies that arise in any Relevant Taxing Jurisdiction from the execution, delivery, enforcement or registration of the Notes or any other document or instrument in relation thereto (other than a transfer of the Notes), and the Company will agree to indemnify the holders for any such Taxes paid by such holders.

(f) The foregoing obligations will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to a Company is organized or any political subdivision or taxing authority or agency thereof or therein.

SECTION 10.2. Maintenance of Office or Agency.

The Company will maintain in London, United Kingdom, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company hereby initially appoints the Trustee, its offices or agency for each of said purposes. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in London, United Kingdom, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 10.3. Money for Note Payments to be Held in Trust.

If the Company shall at any time act as its own Principal Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Principal Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest on any Notes, deposit with a Principal Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Principal Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Principal Paying Agent other than the Trustee and Deutsche Bank AG, London Branch to execute and deliver to the Trustee an instrument in which such Principal Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Principal Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Principal Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Principal Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Principal Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Principal Paying Agent; and, upon such payment by any Principal Paying Agent to the Trustee, such Principal Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Principal Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Principal Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided that the Trustee or such Principal Paying Agent, before being required to make any such repayment, may at the expense of the Company mail to all registered holders or cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in London and in The Grand Duchy of Luxembourg (which is expected to be the Luxemburger Wort), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 10.4. Existence.

Subject to Article VIII, the Company will do or cause to be done all things necessary within its power to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises of the Company and its Subsidiaries; provided that the Company shall not be required to preserve any such existence (except of the Company) right or franchise if the Board of Directors of the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the holders.

SECTION 10.5. Maintenance of Properties.

The Company will, and will cause its Subsidiaries to, in accordance with customary industry practices, maintain or cause to be maintained in good repair, working order and condition all Vessels and properties used or useful in their businesses; provided, however, that neither the Company nor its Subsidiaries shall be prevented from discontinuing those operations or suspending the maintenance of those Vessels or properties which, in the reasonable judgment of the Company or a Subsidiary of the Company (as the case may be), are no longer necessary or useful in the conduct of the Company’s or such Subsidiary’s business.

SECTION 10.6. Payment of Taxes and Other Claims.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any of its Subsidiaries; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 10.7. Limitation on Indebtedness.

The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; provided, however, that the Company may Incur Indebtedness, and any Restricted Subsidiary may Incur Indebtedness other than Capital Markets Indebtedness that is not Permitted Capital Markets Indebtedness, if on the date thereof:

(i)	the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.00 to 1.00; and

(ii)	no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness or transactions relating to such Incurrence.

The first paragraph of this Section 10.7 will not prohibit the Incurrence of the following Indebtedness:

(i) Indebtedness of the Company or any Restricted Subsidiary (including, without limitation, Indebtedness incurred pursuant to guarantees made by Subsidiaries in respect of Credit Facilities) Incurred under this clause pursuant to one or more Credit Facilities in an aggregate amount at any time outstanding up to U.S.$1.5 billion;

(ii) Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary; provided, however,

(a) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being owed to a Person other than the Company or a Restricted Subsidiary of the Company; and

(b) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be.

(iii) Indebtedness represented by the Notes issued on the Issue Date;

(iv) Refinancing Indebtedness Incurred with respect to any Indebtedness permitted to be incurred under the first paragraph hereof, any Existing Indebtedness or any Indebtedness permitted to be Incurred under clause (iii), this clause (iv), clause (v), and clause (vii) of this paragraph;

(v) Indebtedness of a Person Incurred and outstanding on the date on which such Person was acquired by, or merged into, the Company or any Restricted Subsidiary (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Company or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Person is acquired by the Company, the Company would have been able to Incur €1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the Incurrence of such Indebtedness pursuant to this clause (v);

(vi) Indebtedness under any interest rate swap, foreign currency hedge, exchange or similar agreements to the extent entered into to hedge any other Indebtedness permitted under this Indenture or otherwise entered into in the ordinary course of business;

(vii) Indebtedness (whether or not secured) Incurred to finance the replacement of a Vessel owned or leased under a Capitalized Lease Obligation by the Company or any Subsidiary of the Company secured by a Lien of the type described under clause (iv) of the definition of “Permitted Liens” upon a total loss, destruction, condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of such Vessel (provided that such loss, destruction, condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of such Vessel was covered by insurance or resulted in the payment of compensation or similar payments to such Person) (collectively, a “Total Loss”) in an aggregate amount up to the “Ready for Sea Cost” for such replacement Vessel less all compensation, damages and other payments (including insurance proceeds other than in respect of business interruption insurance, protection and indemnity insurance or other third-party liability insurance) received from any Person in connection with the Total Loss in excess of amounts actually used to repay Indebtedness secured by the Vessel subject to the Total Loss;

(viii) Indebtedness of any Restricted Subsidiary pursuant to a Guarantee of Indebtedness of the Company; provided that if such Indebtedness of the Company is Capital Markets Indebtedness, either (a) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture evidencing its Guarantee of payments of the Notes, on a ranking in right of payment at least equal to such Guarantee or (b) such Capital Markets Indebtedness is Permitted Capital Markets Indebtedness;

(ix) Indebtedness Incurred in respect of workers’ compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business;

(x) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five business days of Incurrence; and

(xi) in addition to the items referred to in clauses (i) through (x) above, Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (xi) and then outstanding, will not exceed €150 million at any time outstanding.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

(i) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Company, in its sole discretion, may classify such item of Indebtedness on the date of Incurrence in part as one such type of Indebtedness and in part as any one or more other type of Indebtedness and may later re-classify all or a portion of such item of

Indebtedness in any manner that complies with this covenant and only be required to include the amount and type of such re-classified Indebtedness as the type of Indebtedness to which it is re-classified;

(ii) Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(iii) if obligations in respect of letters of credit are Incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to clause (i) of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(iv) the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(v) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

(vi) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 10.7. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 10.7, the Company shall be in Default of this Section).

For purposes of determining compliance with any Euro-denominated restriction on the Incurrence of Indebtedness, the Euro-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Euro-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Euro-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

SECTION 10.8. Limitation on Liens on Capital Markets Indebtedness.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Subsidiaries), whether owned on the Issue Date or acquired after that date, which Lien is securing any Capital Markets Indebtedness, unless contemporaneously with the Incurrence of such Lien effective provision is made to secure the Indebtedness due under this Indenture and the Notes equally and ratably with the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

SECTION 10.9. Change of Control.

(a) Upon the occurrence of a Change of Control, each holder will have the right to require the Company to repurchase all or any part (equal to €50,000 or an integral multiple of €1,000 in excess thereof) of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) (the “Change of Control Payment”).

(b) Within 30 days following any Change of Control, the Company shall mail a notice (the “Change of Control Offer”) to each holder, with a copy to the Trustee, stating:

(1)	that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder’s Notes at a purchase price in cash equal to the Change of Control Payment;
(2)	the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”); and
(3)	the procedures determined by the Company, consistent with this Indenture, that a holder must follow in order to have its Notes repurchased.

(c) On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes (in minimum denominations of €50,000 or integral multiples of €1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and
(3)

deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The paying agent shall promptly mail to each holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a minimum principal amount of €50,000 or an integral multiple €1,000 in excess thereof.

(d) If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.

(e) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(f) The Company will comply, to the extent applicable, with the requirements of any applicable securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in this Indenture by virtue of the conflict.

SECTION 10.10. Provision of Financial Information.

(a) For so long as any Notes are outstanding, the Company will provide to the Trustee the following reports:

(i) within 120 days after the end of the Company’s fiscal year, annual reports, in a level of detail that is comparable in all material respects to that included in the Offering Memorandum, containing, to the extent applicable, the following information: (i) audited consolidated balance sheets of the Company as of the end of the two most recent fiscal years and audited consolidated income statements and statements of cash flow of the Company for the three most recent fiscal years, including complete footnotes to such financial statements and the report of the independent auditors on the financial statements; (ii) an operating and financial review of the audited financial statements, including a discussion of the results of operations, financial condition, and liquidity and capital resources of the Company, and a discussion of material commitments and contingencies and critical accounting policies; (iii) a description of the business, management and shareholders of the Company, all material affiliate transactions and a description of all material contractual arrangements, including material debt instruments; (iv) a description of material risk factors and material recent developments; (v) earnings before interest, taxes, depreciation and amortization; (vi) capital expenditures; and (vii) depreciation and amortization;

(ii) within 60 days following the end of the first three fiscal quarters in each fiscal year of the Company, quarterly financial statements of the Company containing the following information: (i) an unaudited condensed consolidated balance sheet as of the end of such quarter and unaudited condensed statements of income and cash flow for the most recent quarter and year-to-date periods ending on the unaudited condensed balance sheet date, and the comparable prior year period, together with condensed footnote disclosure; (ii) an operating and financial review of the unaudited financial statements, including a discussion of the results of operations, financial condition, and liquidity and capital resources of the Company, and a discussion of material commitments and contingencies and critical accounting polices; and (iii) material recent developments and any material changes to the risk factors disclosed in the most recent annual report; and

(iii) promptly after the occurrence of any material acquisition, disposition or restructuring of the Company and its Restricted Subsidiaries or any senior executive officer changes at the Company or change in auditors of the Company or any other material event that the Company or any of its Restricted Subsidiaries announces publicly, a report containing a description of such event.

(b) At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries, and such Unrestricted Subsidiaries individually or in the aggregate would, if they were a Restricted Subsidiary, constitute a Significant Subsidiary, then the quarterly and annual financial information required by (a) and (b) above will include a reasonably detailed presentation, either on the face of the financial statements or in the notes thereto, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

(c) All the financial statements shall be prepared in accordance with GAAP on a consistent basis for the periods presented. Except as provided for above, no report need include separate financial statements or information for the Company or Subsidiaries of the Company or any disclosure with respect to the results of operations or any other financial or statistical disclosure not of a type included in the Offering Memorandum or any reconciliation of GAAP to United States or other generally accepted accounting principles.

(d) Contemporaneously with the furnishing of each such report discussed above, the Company will also post such report on the Company’s website or otherwise provide substantially comparable public availability of such report.

(e) So long as any of the Notes remain “restricted securities” within the meaning of Rule 501 under the U.S. Securities Act and during any period during which the Company is not subject to Section 13 or 15(d) of the Exchange Act nor exempt therefrom pursuant to Rule 12g3-2(b), the Company will make available to any prospective purchaser of the Notes or beneficial owner of Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act. The Company will also make any of the foregoing information available during normal business hours at the offices of the listing agent in Luxembourg if and so long as the Notes are listed on the Euro MTF and the rules of that exchange so require.

SECTION 10.11. Statement by Officers as to Default; Compliance Certificates.

(a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof an Officers’ Certificate (one of the signers of which is the principal executive, financial or accounting officer of the Company), stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

(b) The Company shall deliver to the Trustee, as soon as possible and in any event within 10 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default or Event of Default which is continuing, an Officers’ Certificate setting forth the details of such Default or Event of Default, and the action which the Company proposes to take with respect thereto.

SECTION 10.12. Listing.

The Company will use its commercially reasonable efforts to cause the Notes to be listed on the Luxembourg Stock Exchange (or, failing the approval of such listing, it will use its commercially reasonable efforts to cause the Notes to be listed on another stock exchange reasonably satisfactory to the Company and the initial purchasers) as soon as practicable and in any event prior to the first Interest Payment Date and cause that such listing continues for so long as any of the Notes are outstanding.

SECTION 10.13. Suspension of Covenants.

During any period of time that the Notes have an Investment Grade Rating from both Rating Agencies and no Event of Default has occurred and is continuing, the Company and its Restricted Subsidiaries shall not be subject to Sections 8.1 and 10.7 (together, the “Suspended Covenants”). If at any time the Notes’ credit rating is downgraded from an Investment Grade Rating by any Rating Agency, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Notes subsequently attain Investment Grade Rating (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Rating); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture or the Notes with respect to the Suspended Covenants based on, and none of the Company shall bear any liability for, any actions taken or events occurring after the Notes attain Investment Grade Rating and before any reinstatement of such Suspended Covenants as provided above, or any actions taken at any time pursuant to any contractual obligation arising prior to such reinstatement, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period.

ARTICLE XI

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 11.1. Company’s Option to Effect Legal Defeasance or Covenant Defeasance.

The Company (hereafter in this Article XI, the “Defeasor”) may, at any time, with respect to the Notes, elect to have either Section 11.2 or 11.3 be applied to all outstanding Notes and all obligations of the Company upon compliance with the conditions set forth below in this Article XI.

SECTION 11.2. Legal Defeasance and Discharge.

Upon the Defeasor’s exercise under Section 11.1 of the option applicable to this Section 11.2, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged all the obligations relating to the outstanding Notes and the Notes shall thereafter be deemed to be “outstanding” only for the purposes of Sections of this Indenture referred to below in this Section 11.2, and to have satisfied all of their other obligations under such Notes and this Indenture and cured all then existing Events of Default (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, interest and Additional Amounts, if any, on such Notes when such payments are due or on the Redemption Date solely out of the Defeasance Trust created pursuant to this Indenture; (b) the Company’s obligations with respect to Notes concerning issuing temporary Notes, or, where relevant, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and (d) this Article XI.

Subject to compliance with this Article XI, the Defeasor may exercise its option under this Section 11.2 notwithstanding the prior exercise of its option under Section 11.3 with respect to the Notes.

SECTION 11.3. Covenant Defeasance.

Upon the Defeasor’s exercise under Section 11.1 of the option applicable to this Section 11.3, the Company shall be released from any obligations under the covenants contained in Article X (other than Sections 10.1, 10.2, 10.4, 10.10(e), 10.11), Section 5.15 and clauses (1), (2) and (4) of Section 8.1 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of holders of the Notes (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, (i) with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and (ii) payment on the Notes may not be accelerated because of an Event of Default specified in Section 5.1(4), (5), (6), (7) through (11) (with respect only to Subsidiaries) or (12), or 8.1(3).

SECTION 11.4. Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 11.2 or Section 11.3 to the then outstanding Notes:

(1) the Defeasor shall have irrevocably deposited in trust (the “Defeasance Trust”), with the Trustee for the benefit of the holders of the Notes, euro or euro-denominated Government Obligations in such amounts as will be sufficient for the payment of principal, premium, if any, interest and Additional Amounts, if any, on the Notes to redemption or maturity, as the case may be.

(2) In the case of Legal Defeasance, (i) the Company shall have delivered to the Trustee an Opinion of Counsel from United States counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable United States Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the Outstanding Notes will not recognize gain or loss for United States Federal income tax purposes as a result of such deposit, Legal Defeasance and discharge and will be subject to United States Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, Legal Defeasance and discharge had not occurred, and (ii) the Company shall have delivered to the Trustee an Opinion of Counsel from Swedish counsel stating that holders will not recognize income, gain or loss for Swedish tax purposes as a result of such deposit, defeasance and discharge and will be subject to Swedish taxes on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

(3) In the case of Covenant Defeasance, (i) the Company shall have delivered to the Trustee an Opinion of Counsel from United States counsel to the effect that the holders of the Outstanding Notes will not recognize gain or loss for United States Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to United States Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred, and (ii) the Company shall have delivered to the Trustee an Opinion of Counsel from Swedish counsel stating that holders will not recognize income, gain or loss for Sweden Federal income tax or other tax purposes as a result of such deposit and covenant defeasance and will be subject to Sweden Federal income tax and other taxes on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred.

(4) The Company shall have delivered to the Trustee an Officers’ Certificate to the effect that the Notes, if then listed on any securities exchange, will not be delisted as a result of such deposit.

(5) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Subsections 5.1(7) through (11) is concerned, at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(6) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

(7) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either Legal Defeasance under Section 11.2 or Covenant Defeasance under Section 11.3 (as the case may be) have been complied with.

(8) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.

SECTION 11.5. Deposited Money and Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 10.3, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 11.4 in respect of the Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Principal Paying Agent (including the Company acting as its own Principal Paying Agent) as the Trustee may determine, to the holders of such Notes, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 11.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of the Outstanding Notes.

Anything in this Article XI to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations held by it as provided in Section 11.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

SECTION 11.6. Reinstatement.

If the Trustee or the Principal Paying Agent is unable to apply any money in accordance with Section 11.2 or 11.3 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article XI until such time as the Trustee or Principal Paying Agent is permitted to apply all such money in accordance with Section 11.2 or 11.3; provided that if the Company makes any payment of principal of (and premium, if any) or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustee or the Principal Paying Agent.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

STENA AB (publ)
By:
Name:
Title:
By:
Name:
Title:

[Continues on next page.]

DEUTSCHE TRUSTEE COMPANY LIMITED, as Trustee
By:
Name:
Title:

DEUTSCHE BANK AG, LONDON BRANCH, as Principal Paying Agent
By:
Name:
Title:

Acknowledged and agreed by
DEUTSCHE BANK LUXEMBOURG S.A., as Registrar, Luxembourg Transfer and Principal Paying Agent
By:
Name:
Title:

EXHIBIT A TO THE INDENTURE

[FORM OF FACE OF GLOBAL NOTE]

[INSERT IN U.S. GLOBAL NOTE: THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, (E) TO ANY INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF €250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]

STENA AB (PUBL)

6.125% Senior Note due 2017

ISIN: XS0285177183

Common Code: 028517718

No.____	€300,000,000

STENA AB (PUBL), a public company limited by shares incorporated under the laws of the Kingdom of Sweden (the “Company”, which term includes any successor corporation), for value received promises to pay BT Globenet Nominees Limited or registered assigns upon surrender hereof the principal sum indicated on Schedule A hereof, on February 1, 2017.

Interest Payment Dates: February 1 and August 1, commencing August 1, 2007.

Record Dates: January 15 and July 15 immediately preceding each Interest Payment Date.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

STENA AB (PUBL) as Company
By:
Name:
Title:

This is one of the Notes referred to in the above-mentioned Indenture: DEUTSCHE TRUSTEE COMPANY LIMITED as Trustee
By:
Name:
Title:

Dated:

[FORM OF REVERSE]

STENA AB (PUBL)

6.125% Senior Note due 2017

(1) Interest. STENA AB (PUBL), a public company limited by shares incorporated under the laws of the Kingdom of Sweden (the “Company”), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest on the Notes will compound at the rate of 6.125% per annum on the principal amount then outstanding, and be payable semi-annually in arrears on each February 1 and August 1, or if any such day is not a Business Day, on the next succeeding Business Day, commencing August 1, 2007, to the holder hereof. Notwithstanding any exchange of this Note for a Definitive Note during the period starting on a Record Date relating to such Definitive Note and ending on the immediately succeeding interest payment date, the interest due on such interest payment date shall be payable to the Person in whose name this Global Note is registered at the close of business on the Record Date for such interest. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 8, 2007. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Company shall pay interest on overdue principal and on overdue installments of interest and on any Additional Amounts at the rate of interest borne on the Notes. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth herein.

(2) Additional Amounts.

(a) The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and the Indenture.

(b) All payments made by the Company on the Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature unless such withholding or deduction is then required by law. The Company hereby further agrees, subject to the limitations and exceptions set forth below, that if any deduction or withholding for any present or future taxes, duties, assessments or other governmental charges of (1) the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Company is organized or otherwise considered, resident for tax purposes or (2) any jurisdiction from or through which payment on the Notes is made, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1) and (2), a “Relevant Taxing Jurisdiction”), shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by the Company under the Notes, the Company will pay to each holder of a Note as additional interest, such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts paid to such holder of such Note, after such deduction or withholding, shall be equal to the amount such holder would have received in respect of such payment in the absence of such withholding or deduction; provided, however, the Company shall not be required to make any payment of Additional Amounts for or on account of:

(i) Any tax, assessment or other governmental charge which would not have been imposed but for (a) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in the Relevant Taxing Jurisdiction) other than by the mere ownership or holding of such Note or enforcement of rights thereunder or the receipt of payments in respect thereof or (b) the presentation of a Note (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later (except to the extent that the holder would have been entitled to Additional Amounts had the Note been presented during such 30 day period);

(ii) Any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(iii) Any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of (or in respect of) principal of, premium, if any, or any interest on, Notes;

(iv) Any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the holder or the beneficial owner of the Note with a request of the Company addressed to the holder (a) to provide information, documents or other evidence concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make and deliver any declaration or other similar claim (other than a claim for refund of a tax, assessment or other governmental charge withheld by the Company) or satisfy any information or reporting requirements, which, in the case of (a) or (b), is required or imposed by a statue, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(v) any withholding or deduction imposed on a payment to an individual and required to be made pursuant to the European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council Meeting of 26-27 November 2000 on the taxation of savings income, or any law implementing or complying with, or introduced to conform to, these Directives;

(vi) any tax, assessment or other governmental charge that could have been avoided by the presentation (where presentation is required) by or on behalf of a holder of the relevant Note to another Paying Agent in a member state of the European Union; or

(vii) any combination of items (i), (ii), (iii), (iv), (v) and (vi) above;

nor shall Additional Amounts be paid with respect to any payment of the principal of, or any premium or interest on, any Note to any holder who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Relevant Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or beneficial owner who would not have been entitled to such Additional Amounts had it been the holder of such Note.

(c) At least ten days prior to each date on which any payment under or with respect to the Notes is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the tenth day prior to such date, in which case it shall be promptly thereafter), if the Company will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Trustee an Officer’s Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to holders on the payment date. Each such Officer’s Certificate shall be relied upon until receipt of a further Officers’ Certificate addressing such matters.

(d) If the Company conducts business in any jurisdiction (an “Additional Taxing Jurisdiction”) other than a Relevant Taxing Jurisdiction and, as a result, is required by the law of such Additional Taxing Jurisdiction to deduct or withhold any amount on account of taxes imposed by such Additional Taxing Jurisdiction from payments under the Notes, as the case may be, which would not have been required to be so deducted or withheld but for such conduct of business in such Additional Taxing Jurisdiction, the Additional Amounts provision described above shall be considered to apply to such holders as if references in such provision to taxes included taxes imposed by way of deduction or withholding by any such Additional Taxing Jurisdiction (or any political subdivision thereof or taxing authority therein).

(e) The Company will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes (other than net wealth taxes or similar taxes imposed on the holder irrespective of such holder’s investment in the Notes and based on the total net value of the holder’s property), charge or similar levies that arise in any Relevant Taxing Jurisdiction from the execution, delivery, enforcement or registration of the Notes or any other document or instrument in relation thereto (other than a transfer of the Notes), and the Company will agree to indemnify the holders for any such Taxes paid by such holders.

(f) The foregoing obligations will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to a Company is organized or any political subdivision or taxing authority or agency thereof or therein.

Upon request, the Company will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts. Copies of such documentation will be made available to the holders of the Notes upon request.

(3) Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Person in whose name this Note is registered at the close of business on the Record Date for such interest. Holders of Notes must surrender Notes to a Principal Paying Agent to collect principal payments. The Company shall pay principal and interest in euro. Immediately available funds for the payment of the principal of, premium, if any, interest and Additional Amounts, if any, on this Note due on any interest payment date, Maturity Date, Redemption Date or other repurchase date will be made available to the Principal Paying Agent at 12.00 p.m. London time on each Interest Payment Date and the

Maturity Date to permit the Principal Paying Agent to pay such funds to the holders on such respective dates.

(4) Principal Paying Agent. Initially, Deutsche Bank AG, London Branch will act as Principal Paying Agent. In the event that a Principal Paying Agent or Transfer Agent is replaced, the Company will publish such notice thereof if and so long as the Notes are Global Notes and are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, in a newspaper having a general circulation in The Grand Duchy of Luxembourg (which is expected to be the Luxemburger Wort) and (in the case of Definitive Notes), in addition to such publication, mail such notice by first-class mail to each holder’s registered address. The Company or any of its Subsidiaries may act as Principal Paying Agent or Registrar for the Notes.

(5) Indenture. The Company issued the Notes under an Indenture, dated as of February 8, 2007 (the “Indenture”), among the Company, Deutsche Trustee Company Limited as Trustee, Deutsche Bank AG, London Branch, Principal Paying Agent and Deutsche Bank Luxembourg S.A. as Registrar, Luxembourg Transfer and Principal Paying Agent. This Note is one of a duly authorized issue of Notes of the Company designated as its 6.125% Senior Notes due 2017 (the “Notes”). The terms of the Notes include those stated in the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and holders of the Notes are referred to the Indenture for a statement of them. The Notes are general obligations of the Company. Each holder of the Notes, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

(6) Ranking. The Notes will be general unsecured, senior obligations of the Company.

(7) Make-Whole Redemption. The Notes may be redeemed, in whole or in part, at any time at the option of the Company upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium and accrued and unpaid interest, if any, to, but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).:

For purposes of this make-whole redemption, “Applicable Premium” means, with respect to any Note on the applicable redemption date, the greater of:

(1)	1.0% of the then outstanding principal amount of such Note; and
(2)	the excess (to the extent positive) of:
(a)

the present value at such Redemption Date of (i) the principal amount of such Note plus (ii) all required interest payments due on such Note to and including February 1, 2017 (excluding accrued but unpaid interest), computed using a discount rate equal to the bund Rate as of such Redemption Date plus 50 basis points, over

(b)	the then-outstanding principal amount of such Note.

For purposes of this make-whole redemption, “Bund Rate” means the yield-to-maturity at the time of computation of direct obligations of the Federal Republic of Germany (Bunds or Bundesanleihen) with a constant maturity (as officially compiled and published in the most recent financial statistics that have become publicly available at least two Business Days (but not more than five Business Days) prior to the redemption date (or, if such financial statistics are not so published or available, at least two business Days (but not more than five business Days) prior to the redemption date (or, if such financial statistics are not so published or available, any publicly available source of similar market data selected by the Company in good faith) most nearly equal to the period from the Redemption Date to February 1, 2017; provided, however, that if the period from the redemption ate to February 1, 2017 is not equal to the constant maturity of a direct obligation of the Federal Republic of Germany for which a weekly average yield is given, the Bund Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of direct obligations of the Federal Republic of Germany for which such yields are given, except that if the period from such Redemption Date to February 1, 2017 is less than one year, the weekly average yield on actually traded direct obligations of the Federal Republic of Germany adjusted to a constant maturity of one year shall be used.

(8) Optional Tax Redemption. The Notes may be redeemed at the option o the Company, in whole but not in part, upon not less than 30 nor more than 60 days’ notice given as provided in the Indenture, at any time at a Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption if, as a result of any change in or amendment to the laws or any regulations or ruling promulgated thereunder of the jurisdiction (or of any political subdivision or taxing authority thereof or therein) in which the Company is resident for tax purposes or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction (or such political subdivision or tax authority) is a party (a “Change in Tax Law”), which becomes effective on or after the date of the Indenture, the Company is or would be required on the next succeeding Interest Payment Date to pay additional amounts with respect to the Notes as described under Section 10.1 of the Indenture and the payment of such additional amounts cannot be avoided by the use of any reasonable measures available to the Company.

The Notes may also be redeemed at the option of the Company, in whole but not in part, upon not less than 30 nor more than 60 days’ notice given as provided in the Indenture at any time at a Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption if the Person formed by a consolidation or amalgamation of the Company or into which the Company is merged or to which the Company conveys, transfers or leases its properties and assets substantially as an entirety, or that succeeds to all of the Company’s rights and obligations under the Notes and the Indenture pursuant to any scheme of arrangement or other transaction, is required, as a consequence of such consolidation, amalgamation, merger, conveyance, transfer, lease, scheme of arrangement or other transaction, is or would be required on the next succeeding Interest Payment Date to pay additional amounts (as described under Section 10.1 of the Indenture) in respect of any tax, assessment or governmental charge imposed on any Holder.

The Company will also pay, or make available for payment, to Holders on the redemption date any additional amounts (as described under “Payment of additional amounts” below) resulting from the payment of such redemption price.

(9) Notice of Redemption. Notice of redemption will be given at least 30 days but not more than 60 days before the Redemption Date, or Tax Redemption Date, as the case may be in accordance with Section 1.6 of the Indenture and, in the event the Notes are in the form of Definitive Notes, by mailing first-class mail, with a copy to the Trustee, postage prepaid, to each holder’s respective address as it appears on the registration books of the Registrar.

Notes in denominations of €50,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to €50,000 and any integral multiple of €1,000 in excess thereof) of the principal of Notes that have denominations larger than €50,000.

Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Principal Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price, the Notes called for redemption will cease to bear interest and Additional Amounts, if any, and the only right of the holders of such Notes will be to receive payment of the Redemption Price.

(10) Change of Control Offer. Upon the occurrence of a Change of Control, the Company will be required to make a Change of Control Offer to purchase all or any part (equal to €50,000 and any integral multiple of €1,000 in excess thereof) of the Notes on the Change of Control Payment Date at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant interest payment date). Holders of Notes that are subject to a Change of Control Offer will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below.

(11) Denominations; Form. The Global Notes are in registered global form, without coupons, in denominations of €50,000 and any integral multiples of €1,000 in excess thereof.

(12) Persons Deemed Owners. The registered holder of this Note shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.

(13) Unclaimed Funds. If funds for the payment of principal, interest, premium or Additional Amounts remain unclaimed for one year, the Trustee and the Principal Paying Agents will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Principal Paying Agents with respect to such funds shall cease.

(14) Legal Defeasance and Covenant Defeasance. The Company may be discharged from its obligations under the Indenture and the Notes except for certain provisions thereof (“Legal Defeasance”), and may be discharged from its obligations to comply with certain covenants contained in the Indenture (“Covenant Defeasance”), in each case upon satisfaction of certain conditions specified in the Indenture.

(15) Amendment; Supplement; Waiver. Subject to certain exceptions specified in the Indenture, the Indenture or the Notes may be amended or supplemented with the consent of the holders of a majority in principal amount of such Notes then outstanding, and, subject to certain exceptions, any past default or compliance with any provisions of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of such Notes then outstanding.

(16) Restrictive Covenants. The Indenture imposes certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, create certain Liens on Capital Markets Indebtedness and consummate certain mergers, consolidations and amalgamations or sales of all or substantially all assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

(17) Successors. When a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

(18) Defaults and Remedies. If an Event of Default (other than an Event of Default specified in Sections (7) through (11) of Section 5.1 of the Indenture) occurs and is continuing, the Trustee by notice to the Company or the holders of at least 25% in principal amount of the outstanding Notes may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, interest and Additional Amounts, if any, including an accelerated payment) if and so long as the Trustee in good faith determines that withholding such notice is in their interest.

(19) Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

(20) No Recourse Against Others. No director, officer, employee, or shareholder of the Company or any Restricted Subsidiary, as such, shall have any liability for any obligations of the Company or any Restricted Subsidiary under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(21) Authentication. This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

(22) Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein.

(23) ISINs and Common Codes. The Company will cause ISIN and Common Codes to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

(24) Governing Law. The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this Note shall be €______. The following decreases/increases in the principal amount at maturity of this Note have been made:

Date of Decrease/ Increase	Decrease in Principal Amount at Maturity	Increase in Principal Amount at Maturity	Total Principal Amount at Maturity Following such Decrease/ Increase___	Notation Made by or on Behalf of Trustee

___________	___________	___________	___________	___________
___________	___________	___________	___________	___________
___________	___________	___________	___________	___________
___________	___________	___________	___________	___________
___________	___________	___________	___________	___________
___________	___________	___________	___________	___________
___________	___________	___________	___________	___________
___________	___________	___________	___________	___________
___________	___________	___________	___________	___________
___________	___________	___________	___________	___________
___________	___________	___________	___________	___________
___________	___________	___________	___________	___________

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 10.9 of the Indenture, check the appropriate box: ☐ Section 10.9.

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 10.9 of the Indenture, state the amount: €

Date:_____________

Your Signature:________________

(Sign exactly as your name appears on the other side of this Note)

EXHIBIT B

TO THE INDENTURE

[FORM OF FACE OF DEFINITIVE NOTE]

[INSERT IN U.S. NOTES: THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, (E) TO ANY INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF €250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]

STENA AB (PUBL)

6.125% Senior Note due 2017

ISIN: XS0285177183

Common Code: 028517718

No.____                                                €300,000,000

STENA AB (PUBL), a public company limited by shares incorporated under the laws of the Kingdom of Sweden (the “Company”, which term includes any successor corporation), for value received promises to pay Deutsche Bank Trustee Company or registered assigns upon surrender hereof the principal sum indicated on Schedule A hereof, on February 1, 2017.

Interest Payment Dates: February 1 and August 1, commencing August 1, 2007.

Record Dates: January 15 and July 15 immediately preceding each Interest Payment Date.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

STENA AB (PUBL) as Company

By:
Name: Title:

This is one of the Notes referred to

in the above-mentioned Indenture:

DEUTSCHE TRUSTEE

COMPANY LIMITED

as Trustee

By:
Name:
Title:

Dated:

[FORM OF REVERSE]

STENA AB (PUBL)

6.125% Senior Note due 2017

(1) Interest. STENA AB (PUBL), a public company limited by shares incorporated under the laws of the Kingdom of Sweden (the “Company”), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest on the Notes will compound at the rate of 6.125% per annum on the principal amount then outstanding, and be payable semi-annually in arrears on each February 1 and August 1, or if any such day is not a Business Day, on the next succeeding Business Day, commencing August 1, 2007, to the holder hereof. Notwithstanding any exchange of this Note for a Definitive Note during the period starting on a Record Date relating to such Definitive Note and ending on the immediately succeeding interest payment date, the interest due on such interest payment date shall be payable to the Person in whose name this Global Note is registered at the close of business on the Record Date for such interest. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 8, 2007. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Company shall pay interest on overdue principal and on overdue installments of interest and on any Additional Amounts at the rate of interest borne on the Notes. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth herein.

(2) Additional Amounts.

(a) The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and the Indenture.

(b) All payments made by the Company on the Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature unless such withholding or deduction is then required by law. The Company hereby further agrees, subject to the limitations and exceptions set forth below, that if any deduction or withholding for any present or future taxes, duties, assessments or other governmental charges of (1) the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Company is organized or otherwise considered, resident for tax purposes or (2) any jurisdiction from or through which payment on the Notes is made, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1) and (2), a “Relevant Taxing Jurisdiction”), shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by the Company under the Notes, the Company will pay to each holder of a Note as additional interest, such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts paid to such holder of such Note, after such deduction or withholding, shall be equal to the amount such holder would have received in respect of such payment in the absence of such withholding or deduction; provided, however, the Company shall not be required to make any payment of Additional Amounts for or on account of:

(i) Any tax, assessment or other governmental charge which would not have been imposed but for (a) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in the Relevant Taxing Jurisdiction) other than by the mere ownership or holding of such Note or enforcement of rights thereunder or the receipt of payments in respect thereof or (b) the presentation of a Note (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later (except to the extent that the holder would have been entitled to Additional Amounts had the Note been presented during such 30 day period);

(ii) Any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(iii) Any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of (or in respect of) principal of, premium, if any, or any interest on, Notes;

(iv) Any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the holder or the beneficial owner of the Note with a request of the Company addressed to the holder (a) to provide information, documents or other evidence concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make and deliver any declaration or other similar claim (other than a claim for refund of a tax, assessment or other governmental charge withheld by the Company) or satisfy any information or reporting requirements, which, in the case of (a) or (b), is required or imposed by a statue, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(v) any withholding or deduction imposed on a payment to an individual and required to be made pursuant to the European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council Meeting of 26-27 November 2000 on the taxation of savings income, or any law implementing or complying with, or introduced to conform to, these Directives;

(vi) any tax, assessment or other governmental charge that could have been avoided by the presentation (where presentation is required) by or on behalf of a holder of the relevant Note to another Paying Agent in a member state of the European Union; or

(vii) any combination of items (i), (ii), (iii), (iv), (v) and (vi) above;

nor shall Additional Amounts be paid with respect to any payment of the principal of, or any premium or interest on, any Note to any holder who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Relevant Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or beneficial owner who would not have been entitled to such Additional Amounts had it been the holder of such Note.

(c) At least ten days prior to each date on which any payment under or with respect to the Notes is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the tenth day prior to such date, in which case it shall be promptly thereafter), if the Company will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Trustee an Officer’s Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to holders on the payment date. Each such Officer’s Certificate shall be relied upon until receipt of a further Officers’ Certificate addressing such matters.

(d) If the Company conducts business in any jurisdiction (an “Additional Taxing Jurisdiction”) other than a Relevant Taxing Jurisdiction and, as a result, is required by the law of such Additional Taxing Jurisdiction to deduct or withhold any amount on account of taxes imposed by such Additional Taxing Jurisdiction from payments under the Notes, as the case may be, which would not have been required to be so deducted or withheld but for such conduct of business in such Additional Taxing Jurisdiction, the Additional Amounts provision described above shall be considered to apply to such holders as if references in such provision to taxes included taxes imposed by way of deduction or withholding by any such Additional Taxing Jurisdiction (or any political subdivision thereof or taxing authority therein).

(e) The Company will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes (other than net wealth taxes or similar taxes imposed on the holder irrespective of such holder’s investment in the Notes and based on the total net value of the holder’s property), charge or similar levies that arise in any Relevant Taxing Jurisdiction from the execution, delivery, enforcement or registration of the Notes or any other document or instrument in relation thereto (other than a transfer of the Notes), and the Company will agree to indemnify the holders for any such Taxes paid by such holders.

(f) The foregoing obligations will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to a Company is organized or any political subdivision or taxing authority or agency thereof or therein.

Upon request, the Company will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts. Copies of such documentation will be made available to the holders of the Notes upon request.

(3) Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Person in whose name this Note is registered at the close of business on the Record Date for such interest. Holders of Notes must surrender Notes to a Principal Paying Agent to collect principal payments. The Company shall pay principal and interest in euro. Immediately available funds for the payment of the principal of, premium, if any, interest and Additional Amounts, if any, on this Note due on any interest payment date, Maturity Date, Redemption Date or other repurchase date will be made available to the Principal Paying Agent at 12.00 p.m. London time on each Interest Payment Date and the

Maturity Date to permit the Principal Paying Agent to pay such funds to the holders on such respective dates.

(4) Principal Paying Agent. Initially, Deutsche Bank AG, London Branch will act as Principal Paying Agent. In the event that a Principal Paying Agent or Transfer Agent is replaced, the Company will publish such notice thereof if and so long as the Notes are Global Notes and are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, in a newspaper having a general circulation in The Grand Duchy of Luxembourg (which is expected to be the Luxemburger Wort) and (in the case of Definitive Notes), in addition to such publication, mail such notice by first-class mail to each holder’s registered address. The Company or any of its Subsidiaries may act as Principal Paying Agent or Registrar for the Notes.

(5) Indenture. The Company issued the Notes under an Indenture, dated as of February 8, 2007 (the “Indenture”), among the Company, Deutsche Trustee Company Limited as Trustee, Deutsche Bank AG, London Branch, Principal Paying Agent and Deutsche Bank Luxembourg S.A. as Registrar, Luxembourg Transfer and Principal Paying Agent. This Note is one of a duly authorized issue of Notes of the Company designated as its 6.125% Senior Notes due 2017 (the “Notes”). The terms of the Notes include those stated in the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and holders of the Notes are referred to the Indenture for a statement of them. The Notes are general obligations of the Company. Each holder of the Notes, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

(6) Ranking. The Notes will be general unsecured, senior obligations of the Company.

(7) Make-Whole Redemption. The Notes may be redeemed, in whole or in part, at any time at the option of the Company upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium and accrued and unpaid interest, if any, to, but not including, the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).:

For purposes of this make-whole redemption, “Applicable Premium” means, with respect to any Note on the applicable redemption date, the greater of:

(1)	1.0% of the then outstanding principal amount of such Note; and
(2)	the excess (to the extent positive) of:
(a)

the present value at such Redemption Date of (i) the principal amount of such Note plus (ii) all required interest payments due on such Note to and including February 1, 2017 (excluding accrued but unpaid interest), computed using a discount rate equal to the bund Rate as of such redemption date plus 50 basis points, over

(b)	the then-outstanding principal amount of such Note.

For purposes of this make-whole redemption, “Bund Rate” means the yield-to-maturity at the time of computation of direct obligations of the Federal Republic of Germany (Bunds or Bundesanleihen) with a constant maturity (as officially compiled and published in the most recent financial statistics that have become publicly available at least two Business Days (but not more than five Business Days) prior to the Redemption Date (or, if such financial statistics are not so published or available, at least two business Days (but not more than five business Days) prior to the Redemption Date (or, if such financial statistics are not so published or available, any publicly available source of similar market data selected by the Company in good faith) most nearly equal to the period from the Redemption Date to February 1, 2017; provided, however, that if the period from the Redemption Date to February 1, 2017 is not equal to the constant maturity of a direct obligation of the Federal Republic of Germany for which a weekly average yield is given, the Bund Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of direct obligations of the Federal Republic of Germany for which such yields are given, except that if the period from such Redemption Date to February 1, 2017 is less than one year, the weekly average yield on actually traded direct obligations of the Federal Republic of Germany adjusted to a constant maturity of one year shall be used.

(8) Optional Tax Redemption. The Notes may be redeemed at the option o the Company, in whole but not in part, upon not less than 30 nor more than 60 days’ notice given as provided in the Indenture, at any time at a Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption if, as a result of any change in or amendment to the laws or any regulations or ruling promulgated thereunder of the jurisdiction (or of any political subdivision or taxing authority thereof or therein) in which the Company is resident for tax purposes or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction (or such political subdivision or tax authority) is a party (a “Change in Tax Law”), which becomes effective on or after the date of the Indenture, the Company is or would be required on the next succeeding Interest Payment Date to pay additional amounts with respect to the Notes as described under Section 10.1 of the Indenture and the payment of such additional amounts cannot be avoided by the use of any reasonable measures available to the Company.

The Notes may also be redeemed at the option of the Company, in whole but not in part, upon not less than 30 nor more than 60 days’ notice given as provided in the Indenture at any time at a Redemption Price equal to the principal amount thereof plus accrued interest to the date fixed for redemption if the Person formed by a consolidation or amalgamation of the Company or into which the Company is merged or to which the Company conveys, transfers or leases its properties and assets substantially as an entirety, or that succeeds to all of the Company’s rights and obligations under the Notes and the Indenture pursuant to any scheme of arrangement or other transaction, is required, as a consequence of such consolidation, amalgamation, merger, conveyance, transfer, lease, scheme of arrangement or other transaction, is or would be required on the next succeeding Interest Payment Date to pay additional amounts (as described under Section 10.1 of the Indenture) in respect of any tax, assessment or governmental charge imposed on any Holder.

The Company will also pay, or make available for payment, to Holders on the redemption date any additional amounts (as described under “Payment of additional amounts” below) resulting from the payment of such Redemption Price.

(9) Notice of Redemption. Notice of redemption will be given at least 30 days but not more than 60 days before the Redemption Date, or Tax Redemption Date, as the case may be in accordance with Section 1.6 of the Indenture and, in the event the Notes are in the form of Definitive Notes, by mailing first-class mail, with a copy to the Trustee, postage prepaid, to each holder’s respective address as it appears on the registration books of the Registrar.

Notes in denominations of €50,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to €50,000 and any integral multiple of €1,000 in excess thereof) of the principal of Notes that have denominations larger than €50,000.

Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Principal Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price, the Notes called for redemption will cease to bear interest and Additional Amounts, if any, and the only right of the holders of such Notes will be to receive payment of the Redemption Price.

(10) Change of Control Offer. Upon the occurrence of a Change of Control, the Company will be required to make a Change of Control Offer to purchase all or any part (equal to €50,000 and any integral multiple of €1,000 in excess thereof) of the Notes on the Change of Control Payment Date at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant interest payment date). Holders of Notes that are subject to a Change of Control Offer will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below.

(11) Denominations; Form. The Global Notes are in registered global form, without coupons, in denominations of €50,000 and any integral multiples of €1,000 in excess thereof.

(12) Persons Deemed Owners. The registered holder of this Note shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.

(13) Unclaimed Funds. If funds for the payment of principal, interest, premium or Additional Amounts remain unclaimed for one year, the Trustee and the Principal Paying Agents will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Principal Paying Agents with respect to such funds shall cease.

(14) Legal Defeasance and Covenant Defeasance. The Company may be discharged from its obligations under the Indenture and the Notes except for certain provisions thereof (“Legal Defeasance”), and may be discharged from its obligations to comply with certain covenants contained in the Indenture (“Covenant Defeasance”), in each case upon satisfaction of certain conditions specified in the Indenture.

(15) Amendment; Supplement; Waiver. Subject to certain exceptions specified in the Indenture, the Indenture or the Notes may be amended or supplemented with the consent of the holders of a majority in principal amount of such Notes then outstanding, and, subject to certain exceptions, any past default or compliance with any provisions of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of such Notes then outstanding.

(16) Restrictive Covenants. The Indenture imposes certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, create certain Liens on Capital Markets Indebtedness and consummate certain mergers, consolidations and amalgamations or sales of all or substantially all assets. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

(17) Successors. When a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

(18) Defaults and Remedies. If an Event of Default (other than an Event of Default specified in Sections (7) through (11) of Section 5.1 of the Indenture) occurs and is continuing, the Trustee by notice to the Company or the holders of at least 25% in principal amount of the outstanding Notes may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, interest and Additional Amounts, if any, including an accelerated payment) if and so long as the Trustee in good faith determines that withholding such notice is in their interest.

(19) Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

(20) No Recourse Against Others. No director, officer, employee, or shareholder of the Company or any Restricted Subsidiary, as such, shall have any liability for any obligations of the Company or any Restricted Subsidiary under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(21) Authentication. This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

(22) Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform

Gifts to Minors Act). Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein.

(23) ISINs and Common Codes. The Company will cause ISIN and Common Codes to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

(24) Governing Law. The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

____________________________________________________________________

ASSIGNMENT FORM

To assign this Note fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint                           agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

__________________________________________________________________________________________

Date: _____________ Your Signature: ______________________

__________________________________________________________________________________________

Sign exactly as your name appears on the other side of this Note.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 10.9 of the Indenture, check the appropriate box: Section 10.9.

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 10.9 of the Indenture, state the amount: €

Date:_____________

Your Signature:___________________

(Sign exactly as your name appears on the other side of this Note)

EXHIBIT C

TO THE INDENTURE

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM

U.S. GLOBAL NOTE TO INTERNATIONAL GLOBAL NOTE

(Transfers pursuant to Section 2.7(b) of the Indenture)

DEUTSCHE TRUSTEE COMPANY LIMITED

Winchester House

1 Great Winchester Street

London EC2N 2DB

RE:	6.125% Senior Notes due 2012

(the “Notes”) of Stena AB (publ)

Reference is hereby made to the Indenture dated as of February 1, 2007 (the “Indenture”) between Stena AB (publ) and Deutsche Trustee Company Limited as Trustee, Deutsche Bank AG, London Branch as Principal Paying Agent and Deutsche Bank Luxembourg S.A. as Registrar, Luxembourg Transfer and Paying Agent. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to €_________ (equal to €50,000 and any integral multiple of €1,000 in excess thereof) principal amount of Notes beneficially held through interests in the U.S. Global Note (ISIN XS0285177183; Common Code 028517718) with Euroclear and Clearstream Banking in the name of ________(the “Transferor”), account number ________. The Transferor hereby requests that on [INSERT DATE], [if the beneficial interest in the U.S. Global Note be transferred or exchanged for an interest in the International Global Note (ISIN XS0285176458; Common Code 028517645)] in the same principal denomination and transfer to _________ (account no. ________). If this is a partial transfer, a minimum amount of €50,000 and any integral multiple of €1,000 in excess thereof of the U.S. Global Note will remain outstanding.

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Rule 903 or 904 of Regulation S under the Securities Act, and accordingly the Transferor further certifies that:

(A)	(1)	the offer of the Notes was not made to a Person in the United States;
(2)

either (a) at the time the buy order was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a

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designated offshore securities market and neither the Transferor nor any Person acting on our behalf knows that the transaction was prearranged with a buyer in the United States,

(3)	no “directed selling efforts” (as defined in Regulation S) have been made in connection with the offer and the sale of the Notes being transferred hereby; and
(4)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

OR

(B)	such transfer is being made in accordance with Rule 144 under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

Dated: _____________

[Name of Transferor]
By:
Name: Title: Telephone No.:

Please print name and address (including postal code)	_________________
_________________
_________________

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